ASSET PURCHASE AGREEMENT


                           by and among


                       AVONDALE MILLS, INC.,

                      AVONDALE INCORPORATED,

                       GRANITEVILLE COMPANY,

                                and

                      TRIARC COMPANIES, INC.



                       As of March 31, 1996

                         TABLE OF CONTENTS

                            ARTICLE 1.

                         PURCHASE AND SALE

     Section 1.1.  Purchase and Sale..........................2
     Section 1.2.  Included Assets............................2
     Section 1.3.  Excluded Assets............................4
     Section 1.4.  Assumption of Assumed Liabilities..........6
     Section 1.5.  Excluded Liabilities.......................7

                            ARTICLE 2.
                          PURCHASE PRICE

     Section 2.1.  Purchase Price.............................9
     Section 2.2.  Payment of Purchase Price..................9
     Section 2.3.  Statement of Net Assets...................10
     Section 2.4.  Arbitration...............................12
     Section 2.5.  Post-Closing Adjustment...................13
     Section 2.6.  Interest..................................13

                            ARTICLE 3.
             REPRESENTATIONS AND WARRANTIES OF SELLER

     Section 3.1.  Organization..............................13
     Section 3.2.  Authorization.............................14
     Section 3.3.  Absence of Restrictions and Conflicts.....15
     Section 3.4.  Capitalization of Seller; Subsidiaries....16
     Section 3.5.  Ownership of Assets and Related Matters...16
     Section 3.6.  Financial Statements......................21
     Section 3.7.  No Undisclosed Liabilities................23
     Section 3.8.  Absence of Certain Changes................24
     Section 3.9.  Legal Proceedings.........................25
     Section 3.10. Compliance with Law.......................26
     Section 3.11. Seller Contracts..........................27
     Section 3.12. Tax Returns; Taxes........................28
     Section 3.13. Officers, Directors and Employees.........28
     Section 3.14. Seller Employee Benefit Plans.............29
     Section 3.15. Labor Relations...........................33
     Section 3.16. Insurance.................................34
     Section 3.17. Environmental Matters.....................34
     Section 3.18. Patents, Trademarks, Trade Names..........36

     Section 3.19. Transactions with Affiliates..............37
     Section 3.20. Brokers, Finders and Investment Bankers...38
     Section 3.21. Bank Accounts.............................39


                            ARTICLE 4.
            REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Section 4.1.  Organization..............................39
     Section 4.2.  Authorization.............................39
     Section 4.3.  Absence of Restrictions and Conflicts.....40
     Section 4.4.  Legal Proceedings.........................41
     Section 4.5.  Brokers, Finders and Investment Bankers...41
     Section 4.6.  Financing.................................42

                            ARTICLE 5.
                 CERTAIN COVENANTS AND AGREEMENTS

     Section 5.1.  Conduct of Business by Seller.............42
     Section 5.2.  Inspection and Access to Information......47
     Section 5.3.  No Solicitation of Transactions...........47
     Section 5.4.  Reasonable Efforts; Further Assurances;
                   Cooperation...............................48
     Section 5.5.  Public Announcements......................51
     Section 5.6.  Supplements to Schedules..................52
     Section 5.7.  Offer of Employment.......................52
     Section 5.8.  Employee Benefit Plans....................52
     Section 5.9.  Conveyance Taxes..........................57
     Section 5.10. Financial Statements......................58
     Section 5.11. Seller Bank Accounts......................59
     Section 5.12. Access to Books and Records...............59
     Section 5.13. Nonsolicitation...........................60
     Section 5.14. Insurance.................................60
     Section 5.15. Purchase of Dyes and Chemicals............60
     Section 5.16. Timber Contract...........................60

                            ARTICLE 6.
                            CONDITIONS

     Section 6.1.  Conditions to Each Party's Obligations....61
     Section 6.2.  Conditions to Obligations of Purchaser....62
     Section 6.3.  Conditions to Obligations of Seller.......64

                            ARTICLE 7.
                              CLOSING

     Section 7.1.   Closing..................................65
     Section 7.2.   Items to be Delivered at Closing.........66
     Section 7.3.   Further Assurances.......................67

                            ARTICLE 8.
                            TERMINATION

     Section 8.1.  Termination...............................68
     Section 8.2.  Specific Performance and Other Remedies...69
     Section 8.3.  Effect of Termination.....................69

                            ARTICLE 9.
                          INDEMNIFICATION

     Section 9.1.  Indemnification Obligations of Seller.....70
     Section 9.2.  Indemnification Obligations of Purchaser..74
     Section 9.3.  Indemnification Procedure.................75
     Section 9.4.  Claims Period.............................78
     Section 9.5.  Liability Limits..........................79
     Section 9.6.  Compliance with Bulk Sales Laws...........80
     Section 9.7.  Investigations............................80

                            ARTICLE 10.
                     MISCELLANEOUS PROVISIONS

     Section 10.1.  Notices..................................81
     Section 10.2.  Schedules and Exhibits...................82
     Section 10.3.  Assignment; Successors in Interest.......82
     Section 10.4.  Number; Gender...........................82
     Section 10.5.  Captions.................................83
     Section 10.6.  Controlling Law; Integration; Amendment..83
     Section 10.7.  Severability.............................83
     Section 10.8.  Counterparts.............................84
     Section 10.9.  Enforcement of Certain Rights............84
     Section 10.10. Waiver...................................84
     Section 10.11. Valuation for Tax Reporting Purposes.....84
     Section 10.12. Fees and Expenses........................85
     Section 10.13. Guarantee................................86
     Section 10.14. Cooperation on Taxes.....................87
     Section 10.15.  Knowledge...............................89

                             SCHEDULES

Schedule 1.3(b)     -    Excluded Real Property
Schedule 1.3(m)     -    List of other Excluded Assets
Schedule 1.4        -    List of Assumed Liabilities
Schedule 3.1        -    List of jurisdictions in which Seller is qualified
                         to do business
Schedule 3.3        -    Other  governmental  and  regulatory  consents  of
                         Seller
Schedule 3.4        -    Ownership interests held by Seller
Schedule 3.5(a)(i)  -    List of Real Property and related matters
Schedule 3.5(a)(ii) -    List of Liens on Real Property
Schedule 3.5(a)(iii)-    List of exceptions to possession of Real  Property
                         and improvements
Schedule  3.5(a)(iv)-    List of structural defects of  buildings  on  Real
                         Property
Schedule 3.5(a)(v)  -    List of real  property sold, assigned, transferred
                         or otherwise disposed of by Seller  after July 30,
                         1995
Schedule 3.5(b)(i)  -    Real Property Leases
Schedule 3.5(b)(ii) -    List of Leased Property held by employees
Schedule 3.5(c)(i)  -    Detailed Fixed Asset Ledger of the Business
Schedule 3.5(c)(ii) -    List of Personal Property held by employees
Schedule 3.5(d)(i)  -    Title exceptions to the Assets
Schedule 3.5(d)(ii) -    List of defects in production equipment
Schedule 3.5(d)(iii)-    Assets owned by third parties which are located on
                         premises of Seller
Schedule 3.5(g)     -    List of third party options
Schedule 3.6        -    Excluded Assets reflected on financial  statements
Schedule 3.7        -    List  of  certain  liabilities and obligations  of
                         Seller involving or  affecting the Business or the
                         Assets
Schedule 3.8(b)     -    List of certain changes since December 31, 1995
Schedule 3.9        -    List of legal proceedings
Schedule 3.10(i)    -    List of all Licenses
Schedule 3.10(ii)   -    List of OSHA violations since 1/1/93
Schedule 3.11(i)    -    List of certain Seller Contracts
Schedule 3.11(ii)   -    List of Defaults
Schedule 3.12       -    List of claims for taxes
Schedule 3.13       -    List of (i) officers of  Seller  and  their annual
                         compensation,  (ii)  all  salaried  employees   of
                         Seller,  (iii)  the  approximate number of current
                         hourly employees, and  (iv)  all  former employees
                         entitled to post-retirement benefits  or any other
                         compensation
Schedule 3.14       -    Seller Benefit Plans
Schedule 3.15       -    List of certain labor relations matters
Schedule 3.16       -    List of Seller's insurance policies and  coverages
                         relating to the Assets and/or the Business
Schedule 3.17       -    List of certain environmental matters

Schedule 3.17(f)    -    List   of   environmental   fines,  penalties  and
assessments
Schedule 3.18       -    List  of  (i)  all  Intellectual   Property,  (ii)
                         agreements relating to Intellectual  Property  and
                         (iii)   all   jurisdictions  in  which  Seller  is
                         operating  the  Business  under  a  tradename  and
                         jurisdictions in  which  any  such  tradenames are
                         registered
Schedule 3.19       -    List of transactions with Affiliates
Schedule 3.21       -    List of Bank Accounts
Schedule 4.3        -    Other  governmental  and  regulatory  consents  of
                         Purchaser
Schedule 6.2(e)     -    List of Purchaser's debt and equity investors
Schedule 6.2(f)     -    Consents required to be delivered at Closing
Schedule 9.1(i)     -    Indemnification for certain contracts

                             EXHIBITS

Exhibit AA     July 30 Balance Sheet
Exhibit A Form of Statement of Net Assets
Exhibit B Legal Opinion of  The McNair Law Firm, P.A.
Exhibit C Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison Exhibit D Supply Agreement
Exhibit E Legal Opinion of King & Spalding
Exhibit F Legal Opinion of Wyche, Burgess, Freeman & Parham
Exhibit G Form of Assumption Agreement
Exhibit H IRS Records Retention Agreement

                           DEFINED TERMS

     The following is a list of the defined terms used in this Agreement:

DEFINED TERMS                                SECTION

Acquisition                                       Recitals
actual knowledge                                  10.15
Affiliate                                         3.19
Agreement                                         Recitals
Arbitrator                                        2.4
Assets                                            1.1
Assumed Liabilities                               1.4
Assumption Time                                   5.8(a)(ii)
Avondale                                          Recitals
Bank Accounts                                     3.21
Business                                          Recitals
Business Year-End Financial Statements            3.6
Cash                                              1.3(a)
CERCLA                                            3.17(b)
CIT                                               1.5(a)
CIT Agreement                                     1.5(a)
Claims Period                                     9.4
Closing                                           7.1
Closing Date                                      7.1
Code                                              3.14(h)
Commercially Reasonable Costs                     9.1
Competing Transaction                             5.3
control                                           3.19
Cutoff Time                                       1.3(a)
Deficit Amount                                    2.5
Delivery Date                                     2.3
Disputed Items                                    2.3
D&T                                               2.3(d)
Employment Contracts                              3.14(c)
environment                                       3.17(e)
Environmental Laws                                3.17(a)
Enterprise Mill                                   1.3(b)
ERISA                                             3.14(o)
ERISA Affiliate                                   3.14(o)
Excluded Agreements                               1.3(e)
Excluded Assets                                   1.3
Excluded Liabilities                              1.5
Excluded Real Property                            1.3(b)

Excluded Subsidiaries                             1.3(c)
E&Y                                               2.3(b)
Factoring Agreement                               1.5(a)
February 1996 Balance Sheet                       3.6
FIFO                                              2.3(c)
Financial Statements                              3.6
First Union Agreement                             1.5(a)
FMLA                                              3.14(n)
GICs                                              5,8(a)(i)
hazardous materials                               3.17
HSR Act                                           3.3
Illiquid GICs                                     5.8(a)(i)
Indemnified Party                                 9.3(a)
Indemnifying Party                                9.3(a)
Interim Financial Statements                      3.6
Intellectual Property                             3.18
January 1996 Balance Sheet                        3.6
January 1996 Income Statement                     3.6
July 30 Balance Sheet                             2.3(a)
knowledge                                         10.15
knows                                             10.15
Licensed Intellectual Property                    3.18
Licenses                                          3.10
Liens                                             3.5(a)
LIFO                                              2.3(c)
Losses                                            9.1
Master Trust                                      5.8(a)(i)
Material Adverse Effect                           3.1
Net Assets                                        2.3(a)
NLRB                                              3.15
Notice of Dispute                                 2.3
NPC Contract                                      1.3(e)
Order                                             5.4(b)
OSHA                                              3.10
Patrick                                           Recitals
Permitted Liens                                   3.5(a)
Person                                            3.19
Personal Property Leases                          3.5(b)
Personal Property Lists                           3.5(c)
Proprietary Intellectual Property                 3.18
Purchase Price                                    2.1
Purchaser                                         Recitals
Purchaser Ancillary Documents                     4.2
Purchaser Indemnified Parties                     9.1

Purchaser Losses                                  9.1
Real Property                                     1.2(g)
Real Property Leases                              1.2(e)
release                                           3.17(e)
Review Period                                     2.3
Seller                                            Recitals
Seller Ancillary Documents                        3.2
Seller Benefit Plans                              3.14(a)
Seller Basket Amount                              9.5(a)
Seller Cap Amount                                 9.5(b)
Seller Contracts                                  3.11
Seller Indemnified Parties                        9.2
Seller Losses                                     9.2
Seller Savings Plan                               5.8(a)(i)
Seller Surviving Obligations                      9.4(a)
Seller Surviving Representations                  9.4(a)
Seller Year-End Financial Statements              3.6
Statement of Net Assets                           2.3
Termination Date                                  8.1
Title IV Plan                                     3.14(b)
Triarc                                            Recitals
Wachovia Agreement                                1.5(a)
WARN                                              3.15
Williston Facility                                1.3(b)
Work Papers                                       3.6
Year-End Financial Statements                     3.6

EXCEPT  TO  THE  EXTENT  THAT  THE  UNITED  STATES ARBITRATION ACT APPLIES,
SECTION 2.4 OF THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO CHAPTER 48 OF TITLE 15 OF THE CODE OF LAWS OF SOUTH CAROLINA.


                     ASSET PURCHASE AGREEMENT

     THIS  ASSET  PURCHASE  AGREEMENT, dated as  of  March  31,  1996  (the

"Agreement"), is made and entered  into  by and among AVONDALE MILLS, INC.,

an  Alabama  corporation ("Purchaser"), AVONDALE  INCORPORATED,  a  Georgia

corporation  ("Avondale"),   GRANITEVILLE   COMPANY,   a   South   Carolina

corporation  ("Seller"), and TRIARC COMPANIES, INC., a Delaware corporation

("Triarc").



                        W I T N E S S E T H:

     WHEREAS,  Seller,  an  indirect  wholly  owned  subsidiary  of Triarc,

manufactures,  dyes,  finishes  and  sells  cotton,  synthetic  and blended

(cotton and polyester) apparel fabrics for utility wear, including uniforms and  other occupational apparel, piece-dyed fabrics for sportswear,  casual

wear  and   outerwear,   indigo-dyed  fabrics  for  jeans,  sportswear  and

outerwear, and speciality fabrics for recreational, industrial and military end-uses, and dyes customer owned finished garments (the "Business"), which business does not include  C.H.  Patrick  &  Co.,  Inc.,  a  South Carolina corporation ("Patrick"); and

     WHEREAS,  Seller  and  Purchaser  desire  to enter into this Agreement pursuant  to  which  Seller  proposes to sell to Purchaser,  and  Purchaser proposes to purchase from Seller,  substantially  all  of  the  assets  and properties  of  Seller  used or held for use in the Business, and Purchaser proposes to assume substantially  all of the liabilities and obligations of

Seller relating to the Business (the  "Acquisition"), in each case, on such conditions and subject to the terms set forth herein; and

     WHEREAS,  Triarc agrees to guarantee  certain  obligations  of  Seller

hereunder,  and  Avondale   agrees  to  guarantee  certain  obligations  of

Purchaser hereunder, in each  case  on  such  conditions and subject to the terms set forth herein;

     NOW, THEREFORE, in consideration of the premises  and  of  the  mutual representations, warranties, covenants and agreements set forth herein, the sufficiency  of  which is hereby acknowledged, the parties hereto agree  as follows:



                            ARTICLE 1.

                         PURCHASE AND SALE

     Section 1.1.   PURCHASE AND SALE.  Subject to the terms and conditions

of this Agreement, at  the  Closing  (as hereinafter defined) and except as otherwise specifically provided in this  Article  1,  Seller  shall  grant,

sell,  assign,  transfer  and  deliver  to  Purchaser,  and  Purchaser will purchase and acquire from Seller, all right, title and interest  of  Seller in  and  to  all  of  the assets, properties and rights of Seller as of the

Closing Date (as hereinafter  defined) constituting the Business as a going concern or used or held for use  therein,  of  every  kind and description,

real, personal and mixed, tangible and intangible, wherever situated (which

Business,  assets,  properties  and  rights  are  hereinafter  collectively referred to as the "Assets").

     Section  1.2.   INCLUDED  ASSETS.  Except as otherwise  expressly  set

forth in Section 1.3 hereof, the  Assets shall include, without limitation,

the following assets, properties and  rights  of  Seller  as of the Closing

Date:

          (a)  all accounts receivable, prepaid expenses and credits;

          (b)  all notes receivable, security deposits, other  deposits and advances;

          (c)  all   inventories,  including  finished  products,  work-in-

     process, raw materials,  spare  parts,  stores  and  supplies,  office supplies and other inventory items;

          (d)  all   machinery,   equipment,  business  machines,  computer

     hardware, vehicles, furniture,  fixtures,  tools,  dies, molds, parts,

     leasehold and building improvements and other tangible property;

          (e)  all  right,  title  and  interest  of Seller in  all  leases pursuant  to  which Seller leases real property  (the  "Real  Property

     Leases") to the  extent  that  the  transfer  of such right, title and interest is permitted under the terms thereof or  a  consent or waiver has been obtained;

          (f)  all  right,  title  and interest of Seller in all  contracts

     (written or oral), agreements or  other  instruments  relating  to the

     Business  including,  without  limitation,  all  purchase  orders  for cotton,  polyester,  yarn,  greige  fabric  and  other  raw materials,

     machinery,  equipment, inventory, supplies and other items,  contracts with customers  and  suppliers  and all leases of personal property to the extent that the transfer of such  right,  title  and  interest  is permitted  under  the  terms  thereof  or a consent or waiver has been obtained;

          (g)  (i) all real property, including  the buildings, structures,

     fixtures and improvements located thereon, (ii) all licenses, permits,

     approvals,  qualifications,   easements  and  other   rights  relating

     thereto, to the extent that the transfer is permitted under  the terms thereof  or  a  consent  or  waiver  has been obtained (other than the

     Excluded Real Property), and (iii) all easements and similar rights of

     Seller that are utilized in or necessary  to the Business with respect

     to the Excluded Real Property or other real  property   (collectively,

     the "Real Property");

          (h)  all   goodwill,  patents,  copyrights,  know-how,  software,

     technical documentation,  trade  secrets,  registered  trademarks  and trade  names  (including  "Graniteville")  (and all rights thereto and applications therefor);

          (i)  all rights to causes of action, lawsuits,  judgments, claims and demands of any nature available to or being pursued by Seller with respect to the Business or the ownership, use, function  or  value  of any Asset, whether arising by way of counterclaim or otherwise;

          (j)  all  guarantees,  warranties, indemnities and similar rights in  favor  of  Seller or Triarc,  and  all  proceeds  under  insurance policies, each with respect to any Asset or the Business;

          (k)  all  governmental   permits,   licenses  or  similar  rights

     relating to the Business;

          (l)  all other tangible and intangible  assets  of  any  kind  or description, wherever located, which are owned by Seller; and

          (m)  all   information,  files,  correspondence,  records,  data,

     plans, contracts  and  recorded  knowledge,  including   customer  and

     supplier  lists  and all accounting books and records, relating to the

     Business.

     Section  1.3.   EXCLUDED  ASSETS.   Notwithstanding  anything  to  the

contrary set forth herein,  the  Business  and the Assets shall not include the following assets, properties and rights  of  Seller  as  of the Closing

Date (collectively, the "Excluded Assets"):

          (a)  all  cash, commercial paper, certificates of deposit  (other than any certificate  of  deposit  that  has been posted as a security deposit)  and  other  bank deposits, all other  cash  equivalents  and marketable securities (collectively, "Cash"), in each case at or prior to 8:00 a.m. (Atlanta time) on the Closing Date (the "Cutoff Time");

          (b)  all  property,   whether   real  or  personal,  tangible  or

     intangible,   including  the  buildings,  structures,   fixtures   and

     improvements located  thereon  and  all  licenses, permits, approvals,

     qualifications,  easements  and  other rights  relating  thereto,  (i)

     referred to as the "Enterprise Mill" located in Augusta, Georgia, (ii)

     referred to as the  "Williston Facility"  located  in Williston, South

     Carolina,  (iii)  referred to as "Tract 0-2" located in  Graniteville,

     South Carolina, and  (iv)  specifically  set  forth on SCHEDULE 1.3(b)

     which comprises certain non-textile related property  owned  by Seller

     (collectively  with any proceeds from the sale of such property  prior to the Closing Date, the "Excluded Real Property");

          (c)  all  of   the  outstanding  capital  stock  of  Graniteville

     Holdings, Inc., a Delaware  corporation,  Chesapeake Insurance Company

     Limited, a Bermuda corporation, G.M.W. Industries,  Inc.,  a  Delaware corporation,  Graniteville International Sales, Inc., a South Carolina

     corporation, Patrick  and  any  subsidiary  of  Seller  formed to hold and/or own any or all of the Excluded Assets, and all of  the  assets,

     properties  and  rights  owned  by  each such entity together with all liabilities  and obligations of any nature  whatsoever  of  each  such

     entity  (such  corporations   are  referred  to  collectively  as  the

     "Excluded Subsidiaries");

          (d)  all accounts receivable  and/or  notes  receivable  owed  to

     Seller from Triarc, including accrued interest;

          (e)  all  intercompany  agreements  (collectively,  the "Excluded

     Agreements") relating to Patrick or Triarc or any of their  respective

     Affiliates,  other  than  (i)  agreements  between  Patrick and Seller relating  to  the  purchase  and  sale  of dyes and chemicals  in  the ordinary course of business and (ii) that certain Lease, dated January

     8,  1996, between Seller and National Propane  Corporation  (the  "NPC

     Contract");

          (f)  any  governmental  permit,  license or similar right that by its terms is not transferable to Purchaser;

          (g)  all rights to contribution (or similar rights) in respect of

     any  claim  as to which Seller is obligated  to   indemnify  Purchaser

     pursuant to Section  9  hereof  and  all  rights  to causes of action,

     lawsuits, judgments, claims and demands of any nature  to  the  extent related to the Excluded Assets and the Excluded Liabilities;

          (h)  the corporate seal, articles of incorporation, minute books,

     stock books, tax returns and other constituent records relating to the corporate  organization  of Seller, and all books and records relating exclusively to the Excluded Assets and the Excluded Liabilities;

          (i)  all rights of Seller  under  this  Agreement  and the Seller

     Ancillary Documents;

          (j)  all  rights  to any federal, state, local or foreign  income tax refunds, offsets or  credits,  including interest and abatement of penalties, and including the rights under any tax sharing agreement;

          (k)  all rights to refunds or similar payments including, without limitation, any federal, state or local  income  tax  refunds  and any refunds  with  respect  to  payment  of  rent relating to that certain

     Sublease,   dated  July  31,  1973,  between  Monsanto   Company   and

     Graniteville  McCampbell  Sales  Division  of  Seller  and any related rights,  including  the  right  to  make demands and claims and  bring lawsuits;

          (l)  security deposits held by Triarc; and

          (m)  the other assets, properties or rights set forth on SCHEDULE

     1.3(m) hereto.

     Section 1.4.  ASSUMPTION OF ASSUMED LIABILITIES.  Subject to the terms and conditions of this Agreement, at the Closing  and  except  as otherwise specifically  provided  in  Section 1.5 hereof,

Purchaser shall assume and agree to pay, discharge or perform, as appropriate,  all liabilities and obligations of Seller existing as of the

Closing Date, whether  accrued  or contingent,  arising  out  of  the conduct  of or relating to the Business and/or  the  Assets prior to the

Closing Date (collectively,  the  "Assumed Liabilities"),  including,

without limitation, the Assumed Liabilities set forth on SCHEDULE 1.4.

     Section 1.5.  EXCLUDED LIABILITIES.   Notwithstanding  anything to the

contrary set forth herein, the Assumed Liabilities shall not  include,  and in  no  event shall Purchaser assume, agree to pay, discharge or perform or incur any  liability or obligation under this Agreement or otherwise become responsible  in  respect  of,  the  following  (collectively  the "Excluded

Liabilities"):

          (a)  any indebtedness (including principal and accrued  interest)

     outstanding  under  any  bank  credit agreement or other agreement  or instrument for borrowed money or  funded  indebtedness to which Seller or any of its Affiliates is a party (either  as  debtor  or guarantor)

     including,  without  limitation,  under (i) the Revolving Credit  Term

     Loan and Security Agreement dated as  of  April  23, 1993, as amended,

     among Seller, Patrick, the financial institutions  party  thereto  and

     The  CIT  Group/ Commercial Services, Inc., as agent ("CIT") (the "CIT

     Agreement"),  (ii) the Term Loan Agreement, dated as of June 23, 1995,

     between  Seller  and  Wachovia  Bank  of  South  Carolina,  N.A.  (the

     "Wachovia Agreement"), (iii) the Amended and Restated Non-Notification

     Factoring  Agreement dated as of April 23, 1993, among Seller, Patrick and CIT (the  "Factoring  Agreement") and (iv) the Term Loan Agreement

     dated as of April 7, 1994,  between  Seller  and  First Union National

     Bank of Georgia (the "First Union Agreement");

          (b)  any liability or obligation of Seller that did not arise out of the conduct of or relate to the Business and/or the Assets;

          (c)  any liability or obligation arising under or relating to any of the Excluded Assets (including, without limitation,  any  liability or  obligation  of or relating to any of the Excluded Subsidiaries  or any other Affiliate of Seller);

          (d)  any liability  or obligation, including, without limitation,

     any accounts payable (other than accounts payable owed to Patrick from the sale of dyes and chemicals  to  Seller but excluding any interest,

     late fees or penalties relating to such  accounts  payable), of Seller to any Excluded Subsidiary or any other Affiliate of Seller including,

     without limitation, any management fees owed to Triarc;

          (e)  any federal, state or local income tax and all penalties and interest  relating  thereto, including, without limitation,  any  such taxes which (i) are payable  by  Seller,  Triarc  or any member of any affiliated group of which Seller is a member, (ii)  are  imposed  upon

     Seller,  Triarc  or any member of any affiliated group of which Seller is a member incident to or arising as a consequence of the negotiation or consummation of  this  Agreement  and the transactions contemplated hereby or (iii) are related to any Seller Benefit Plan;

          (f)  any liability or obligation of Seller relating to or arising from  any  fraudulent  act of Seller or any  intentional  and  knowing material violation of or material noncompliance with any material law,

     statute, rule or regulation  of  any  country, state, municipality, or any subdivision thereof, applicable to the Business;

          (g)  any liability or obligation of  Seller  arising  out  of  or incurred  in  connection  with the operation and administration of any employee benefit plan or program sponsored by Seller or an ERISA

     Affiliate or to which Seller or an ERISA Affiliate is or was obligated to make contributions (other than claims for benefits by employees and former  employees  of  the  Business  under the Seller Benefit Plans),

     including, without limitation, the Triarc  Companies,  Inc. Healthcare

     Plan,  the  Triarc  Companies,  Inc.  Life Insurance Plan, the  Triarc

     Companies, Inc. Long-Term Disability Plan  and  the  Triarc Companies,

     Inc.  Business  Travel Accident Plan, any multiemployer  plan  or  any other plan subject to Title IV of ERISA;

          (h)  any liability or obligation of Seller arising or incurred in connection with the  negotiation,  preparation  and  execution of this

     Agreement and the transactions contemplated  hereby and  any  fees and expenses of counsel, accountants, brokers, financial advisors or other experts  of  Seller  or  any  of  its  Affiliates, except as otherwise provided for herein; or

          (i)  any liability or obligation arising  under  or  incurred  in connection with any of the Excluded Agreements.



                            ARTICLE 2.

                          PURCHASE PRICE

     Section  2.1.  PURCHASE PRICE.  Subject to the post-Closing adjustment described in Section  2.5,  the  purchase  price  for the Assets will be an amount equal to Two Hundred Fifty-Five Million Dollars  ($255,000,000) (the

"Purchase Price").

     Section 2.2.  PAYMENT OF PURCHASE PRICE.  The Purchase  Price  will be paid as follows:

          (a)  Purchaser shall pay to Seller on the Closing Date the amount of $255,000,000; and

          (b)  if  there  is  a  Deficit Amount (as determined pursuant  to

     Section 2.5), Seller shall pay to  Purchaser, on the date specified in

     Section 2.5, an amount equal to the  Deficit  Amount  plus interest as calculated in accordance with Section 2.6.

     Any amounts payable pursuant to clauses (a) or (b) above shall be paid by wire transfer of immediately available federal funds to an account to be designated in writing to the paying party by the receiving party  at  least two  business  days  prior  to the date such payment is required to be made

pursuant to this Agreement.   Any  post-Closing payment pursuant to Section

2.5 or any indemnity payments to or  from  Seller  or  to or from Purchaser

(other than interest) shall be treated by Purchaser and  Seller as purchase price adjustments for all tax purposes.

     Section  2.3.   STATEMENT  OF NET ASSETS.  As promptly as  practicable

after the Closing Date, but in any  case not later than 90 days thereafter,

Purchaser shall cause to be prepared and delivered to Seller a statement of the Net Assets (as hereinafter defined)  (the "Statement of Net Assets") in accordance with the following guidelines (the  date on which such Statement of Net Assets is delivered by Purchaser to Seller  is referred to herein as the "Delivery Date"):

          (a)  the Statement of Net Assets shall be in the form attached as

     EXHIBIT A and shall set forth the net book values  of  the  Assets and

     Assumed  Liabilities as of the Closing Date (the "Net Assets"),  which net book values  shall  be (i) derived from and in accordance with the books and records of the  Business,  and (ii) determined in accordance with  generally  accepted accounting principles  applied  on  a  basis consistent with the  principles used in the preparation of the balance sheet of the Business  as  of  July  30,  1995  (the  "July 30 Balance

     Sheet"),   including,   without   limitation,  with  respect  to   the

     establishment  of reserves for uncollectible  receivables,  contingent liabilities and other items;

          (b)  the Statement of Net Assets shall have been audited by Ernst

     & Young LLP ("E&Y") and shall be accompanied by their report thereon;

          (c)  all inventories  reflected  on  the  Statement of Net Assets shall  be valued at the lower of cost or market consistent  with  past practice with cost determined under the last-in, first-out ("LIFO") or the first-in,  first-out ("FIFO") valuation method, as appropriate for the particular inventory, consistent with past practice; and

          (d)  Seller  and  Deloitte  &  Touche  LLP ("D&T") shall have the right to observe all steps (including any physical inventory) taken by

     Purchaser, in connection with the preparation  of the Statement of Net

     Assets and to review all work papers and procedures  relating  thereto and  shall  have  complete  access  to  all  books  and records of the

     Business during normal business hours relevant to the  preparation  of the Statement of Net Assets.

     The  Statement  of  Net  Assets  shall  be  accompanied by a statement reflecting the amount of Cash in the Bank Accounts  as  of the Cutoff Time.

Seller  shall  (and  shall  instruct  its  bank(s)  to)  make available  to

Purchaser  and  E&Y  such  bank  records  as  are necessary to permit  such determination by Purchaser and E&Y.

     Upon receipt by Seller of the Statement of  Net Assets, Seller and D&T

shall have 60 days after the Delivery Date to review  the  Statement of Net

Assets  delivered  by  Purchaser  pursuant  to  Section  2.3  (the  "Review

Period").   If Seller disputes the Statement of Net Assets so delivered  by

Purchaser, Seller  shall, on or prior to the last day of the Review Period,

prepare and submit to Purchaser a notice of dispute (a "Notice of Dispute")

which shall set forth  Seller's  proposed Statement of Net Assets and shall specifically  enumerate  the items and  calculations  objected  to  in  the

Statement of Net Assets delivered  by Purchaser (the "Disputed Items").  If

Seller fails to deliver
a Notice of  Dispute  prior  to the last day of the

Review Period, the Statement of Net Assets delivered by Purchaser to Seller pursuant  to  Section 2.3 shall be the final Statement of  Net  Assets  for

purposes of this  Agreement.   Upon  receipt of a Notice of Dispute, Seller

and Purchaser will, for a period of 20  days  following  delivery  of  such

Notice  of  Dispute,  seek  in good faith to resolve all Disputed Items and agree on a Statement of Net Assets.

     Section 2.4.  ARBITRATION.   After  receipt of a Notice of Dispute, if

Seller  and Purchaser are unable to agree on  a  Statement  of  Net  Assets within the  20-day  period referred to in the last sentence of Section 2.3,

D&T  and  E&Y  shall  jointly   choose  a  nationally  recognized  firm  of

independent   public   accountants  as   promptly   as   practicable   (the

"Arbitrator"), and each  of  Seller and D&T, on the one hand, and Purchaser and E&Y, on the other hand, shall,  within  45 days after the date on which the Notice of Dispute was delivered by Seller  to  Purchaser,  prepare  and submit to the other and to the Arbitrator its respective proposed Statement of Net Assets together with a statement of its position with respect to any unresolved  Disputed  Items.  The Arbitrator shall, after the submission of such information by Purchaser  and  Seller, review such Disputed Items only and submit its written decision to Seller  and  Purchaser  within  45  days after  receipt  of  such  information  by  Purchaser  and  Seller,  and the

Statement  of  Net  Assets as adjusted by the Arbitrator shall be the final

Statement of Net Assets for purposes of this Agreement.  In connection with such review, the Arbitrator  shall  have  complete  access to all books and records  of the Business relevant to preparation of the  Statement  of  Net

Assets.  Any  determination  by the Arbitrator with respect to any disputes regarding the Statement of Net  Assets shall be final and binding on Seller and Purchaser.  The costs of the  Arbitrator  shall  be borne 50% by Seller and 50% by Purchaser.

     Section   2.5.   POST-CLOSING  ADJUSTMENT.   For  purposes   of   this

Agreement, the "Deficit  Amount"  shall  equal  the  excess (if any) of (a)

$242,000,000 over (b) the actual amount of Net Assets  shown  on  the final

Statement  of  Net Assets.  Within five days after the final and conclusive determination of  the  Statement  of  Net Assets pursuant to Section 2.3 or

2.4,  as  the case may be, Seller shall pay  to  Purchaser  the  additional payment required by Section 2.2(b).

     Section  2.6.   INTEREST.   The  Deficit  Amount, if any, shall accrue

interest at the "Prime Rate" (as reported in the "Money Rates" table of THE

WALL STREET JOURNAL) from the Closing Date through  and  including the date on which the Deficit Amount is paid.  The "Prime Rate" shall be adjusted as of  the  first  day of each month based on the rate reported  in  THE  WALL

STREET JOURNAL as of the first business day of such month.

                            ARTICLE 3.

             REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     Section 3.1.  ORGANIZATION.   Seller is a  corporation duly organized,

validly existing and in good standing under the laws  of South Carolina and has all requisite corporate power and authority to own,  lease  and operate its properties and to carry on its business as now being conducted.  Seller

is  duly  qualified  to   transact  business  and is in good standing as  a

foreign  corporation  in  each  jurisdiction where  the  character  of  its activities requires such qualification  other  than  in  such jurisdictions where  the  failure  to  so  qualify  would  not,  individually or  in  the aggregate, be reasonably likely to have a material adverse  effect  on  the assets, liabilities, results of operations, financial condition or business of  the  Business  ("Material Adverse Effect"), and SCHEDULE 3.1 contains a true and correct list  of  such  jurisdictions.  Seller has heretofore made available to

Purchaser true, correct and complete copies of its articles of incorporation and bylaws as in effect  as of the date of this Agreement and has permitted Purchaser to review the minute books of Seller.

     Section 3.2.  AUTHORIZATION.  Each of Seller and  Triarc  has the full corporate power and authority to execute and deliver this Agreement and any other  certificate, agreement, document or other instrument to be  executed and delivered by it in connection with the transactions contemplated hereby

(collectively,   the   "Seller   Ancillary   Documents"),  to  perform  its

obligations  hereunder  and thereunder and to consummate  the  transactions

contemplated  hereby and thereby.   The  execution  and  delivery  of  this

Agreement and each  of  the Seller Ancillary Documents by Seller or Triarc,

as applicable, the performance  by  Seller  and  Triarc of their respective

obligations   hereunder  and  thereunder  and  the  consummation   of   the

transactions provided  for  herein  and  therein have been duly and validly authorized by all necessary corporate action  on  the  part  of  Seller and

Triarc.   The  board  of directors  and sole stockholder of Seller and  the board of directors of Triarc  have  approved  the  execution,  delivery and performance of this Agreement and each of the Seller Ancillary Documents as applicable and the consummation of the transactions contemplated hereby and

thereby.   This  Agreement  has  been,  and  each  of the applicable Seller

Ancillary  Documents  will  be as of the Closing Date,  duly  executed  and delivered by Seller and Triarc,  as applicable, and do or will, as the case may be, constitute the valid and binding  agreements  of each of Seller and

Triarc, enforceable against it in accordance with their  respective  terms,

subject   to   (i)   bankruptcy,   insolvency,  reorganization,  fraudulent

conveyance or transfer, moratorium or  similar  laws  affecting  creditors'

rights  generally  and  (ii)  general  principles of equity (regardless  of whether such enforceability is considered  in  a  proceeding  at  law or in equity).

     Section  3.3.  ABSENCE OF RESTRICTIONS  AND CONFLICTS.  The execution,

delivery  and  performance  of  this  Agreement and  the  Seller  Ancillary

Documents,  the  consummation  of  the transactions  contemplated  by  this

Agreement and the Seller Ancillary Documents   and  the  fulfillment of and

compliance with the terms and conditions of this Agreement  and  the Seller

Ancillary  Documents   do  not  or will not (as the case may be), with  the

passing of time or the giving of  notice or both, violate or conflict with,

constitute a breach of or default under  or  permit the acceleration of any

obligation  under,  (a)  any  term  or  provision  of   the   articles   of

incorporation  or bylaws of Seller or Triarc, (b) any Seller Contract, Real

Property Lease or  Personal  Property  Lease (all as  hereinafter defined),

(c) any judgment, decree or order of any court or governmental authority or agency to which Seller or Triarc is a party or by which Seller or Triarc or any of their respective properties (other  than  Excluded Assets) are bound or (d) any material statute, law, rule or regulation  applicable to Seller,

Triarc  or  the  Business.   Except  for  compliance  with  the  applicable

requirements  of  (i) the Hart-Scott-Rodino Antitrust Improvements  Act  of

1976, as amended (the  "HSR Act"), (ii) state bulk sales laws, (iii) filing of UCC-3 termination statements  and  documents  with respect to release of mortgages  and  (iv)  as set forth in SCHEDULE 3.3, no  consent,  approval,

order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Seller  or  Triarc  is  required  in  connection  with  the execution,  delivery  or  performance  of  this  Agreement  or  the  Seller

Ancillary  Documents  by  Seller  or  Triarc  or  the  consummation  of the transactions  contemplated  by  this  Agreement  or  the  Seller  Ancillary

Documents  by  Seller  or  Triarc,  the  failure  of  which to obtain would adversely affect the Business in any material respect or  adversely  affect the valid and legal consummation by Triarc or Graniteville of the transactions  contemplated  hereby or Triarc's or Graniteville's ability to perform their respective obligations hereunder.

     Section 3.4.  CAPITALIZATION OF SELLER; SUBSIDIARIES.  All issued and outstanding  shares  of capital stock of  Seller  are  beneficially  owned,

indirectly through one or more wholly owned subsidiaries, by Triarc.  Other than the Excluded Subsidiaries  and  except  as  set forth in SCHEDULE 3.4,

Seller does not own, directly or indirectly, any capital stock or any other equity  securities  of any corporation, firm, partnership,  joint  venture,

association or other  entity.   The  Excluded  Subsidiaries  (i)  as of the

Closing   Date will not own or possess any assets that are utilized  in  or necessary to  the  operation  of  the Business, other than the inventory of dyes and chemicals owned by Patrick  in connection with the normal business relations between Patrick and Seller,  and (ii) other than Patrick, are not material to the Business either individually  or  in  the aggregate.  Since

July 30, 1995, no assets or properties have been transferred from Seller to any  of its Affiliates other than the Excluded Assets and  any  returns  of dyes and chemicals to Patrick in the ordinary course of business consistent with past practice.

     Section 3.5.  OWNERSHIP OF ASSETS AND RELATED MATTERS.

          (a)  REAL  PROPERTY.   SCHEDULE  3.5(a)(i)   sets  forth  a true,

     correct  and  complete  list  of all of the Real Property.   The legal

     description of each parcel  of  Real  Property  attached  to the deeds conveying such Real Property on the Closing Date will be true, correct

     and  complete.   The  Real Property includes, without limitation,  all

     real property owned by  Seller  or its Affiliates that is used or held for use in the Business.  Except  as set forth in SCHEDULE 3.5(a)(ii),

     Seller has (and at the Closing will  convey  to  Purchaser)  good  and marketable  title  to  the  Real Property free and clear of all liens,

     pledges, security interests, charges, claims, leasehold interests,

     tenancies,  restrictions,  encumbrances,  rights-of way, building  use restrictions, exceptions, variances, reservations  or  limitations  of any nature whatsoever (collectively, "Liens") other than (i) liens for taxes, assessments or governmental charges or levies if the same shall not  at  the time be delinquent; (ii) statutory liens of landlords and

     Liens of carriers,  workmen,  warehousemen, mechanics, materialmen and repairmen incurred in the ordinary  course of business and not yet due or delinquent; (iii) pledges or deposits  to  secure obligations under workmen's compensation laws, unemployment insurance,  or  other social security or retirement benefits or similar legislation; (iv)  purchase money  liens upon or in any Assets (other than Real Property) acquired or held  by  Seller  in  the  ordinary course of business; (v) zoning,

     building or other restrictions,  variances,  covenants, rights-of-way,

     encumbrances, easements and minor irregularities  in  title,  none  of which,  individually  or  in  the aggregate, (A) will interfere in any material respect with the present  use  or the occupancy of any of the

     Real Property, (B) have a material effect  on  the value or use of any individual Real Property or (C) would impair in  any  material respect the  ability  of  Purchaser  to  sell any such Real Property  for  its present use; and (vi) rights of setoff  existing  as  a  matter of law

     (collectively,  "Permitted  Liens").  Except as set forth on  SCHEDULE

     3.5(a)(iii), Seller is in possession  of  all of the Real Property and all buildings, structures, fixtures and improvements  located thereon.

     Except  for  the  easements  and  other  rights described on  SCHEDULE

     3.5(a)(ii),  none  of  the  Excluded  Real Property  is  used  in  the

     Business,  and  none of the Excluded Real  Property  (other  than  the property referred  to  as  the  "Enterprise  Mill" located in Augusta,

     Georgia and the properties referred to as "Tract  N/N-6" and "Tract O-

     2"
     located in Graniteville, South Carolina) is contiguous  (including by virtue  of  being  across a public right-of-way) to any of the Real

     Property.

          Seller has heretofore  made  available to Purchaser true, correct and  complete copies of all deeds, deeds  of  trust,  certificates  of occupancy,  title  insurance  policies,  title  reports,  surveys  and similar documents (including all amendments thereof) in the possession of  Seller  relating  to  the  Real  Property.  Except as set forth in

     SCHEDULE  3.5(a)(iv),  to  the  knowledge  of  Seller,  there  are  no structural  defects (excluding those arising from  ordinary  wear  and tear taking into  account  the age of such buildings) in the buildings on the Real Property that are  likely to (A) interfere in any material respect with the present use or  the  occupancy  of such  buildings or

     (B) require any capital expenditure to repair such defect in excess of

     $100,000 with respect to any single defect or $500,000 with respect to

     all  such  defects.   To  the  knowledge  of  Seller,  there   are  no

     condemnation   or  appropriation  proceedings  pending  or  threatened

     against any of the Real Property or the improvements thereon.

          SCHEDULE 3.5(a)(v)  sets  forth a true, correct and complete list of each parcel of real property  with a fair market value of more than

     $25,000 sold, assigned, transferred or otherwise disposed of by Seller since July 30, 1995; provided that  the aggregate fair market value of the parcels excluded from such Schedule  as  a  result  of the $25,000 threshold does not exceed $200,000.

          (b)  LEASES.  SCHEDULE 3.5(b)(i)  sets forth a true,  correct and complete  list or copy of the Real Property Leases and each lease  and agreement of  Seller  granting  possession  of  or  rights to personal property with an annual payment in excess of $10,000 individually (the

    "Personal Property  Leases");  provided that the aggregate annual payments under all leases and agreements  excluded  from such Schedule as  a  result of the $10,000 threshold do not exceed $200,000  in  the aggregate.  Seller has heretofore delivered to Purchaser true, correct and complete  copies  of  all  of  the  Real  Property  Leases and the

     Personal Property Leases set forth on SCHEDULE 3.5(b)(i).   All of the

     Real  Property  Leases and the Personal Property Leases are valid  and enforceable in accordance  with their respective terms with respect to

     Seller and, to the knowledge  of  Seller,  each  other  party thereto.

     Seller  has  physical  possession of all real property, equipment  and other  assets  which are covered  by  the  Real  Property  Leases  and

     Personal Property  Leases,  except for such equipment and other assets

     (including automobiles) which  Seller  has loaned or made available to its employees for use in connection with  their  employment, a correct and complete list of which is set forth on SCHEDULE 3.5(b)(ii).

          (c)  PERSONAL  PROPERTY.   Seller  has  previously  delivered  to

     Purchaser certain lists (the "Personal Property  Lists") detailing the following  assets  of  Seller  (in each case other than  the  Excluded

     Assets): (i) production equipment;  (ii) computer equipment; and (iii)

     automobiles and other registered motor  vehicles.   Each of the assets

     listed  on  the  Personal  Property  Lists is included in  the  Assets

     (except  for assets disposed of in the  ordinary  course  of  business consistent  with  past  practice  since  the  date  indicated  on  the applicable  Personal Property List), and each of the Personal Property

     Lists is a substantially  complete list of assets of Seller within the respective categories of assets  purported  to be listed thereon.  The detailed  fixed  asset  ledger of the Business at  December  31,  1995 attached hereto as SCHEDULE  3.5(c)(i)  is true, accurate and complete in all material respects. Each asset listed on the Personal Property

     List which Seller has loaned to its employees for  use  in  connection with their employment is set forth on SCHEDULE 3.5(c)(ii).

          (d)  ASSETS.   All assets owned by Seller or its Affiliates  that

     are used or held for  use  in the Business are included in the Assets.

     Except as set forth in SCHEDULE  3.5  (a)(ii) with respect to the Real

     Property and SCHEDULE 3.5(d)(i) with respect  to  all  other property,

     Seller  has  (and  will convey to Purchaser at the Closing)  good  and marketable title to  the Assets free and clear of all Liens other than

     Permitted Liens, if applicable.   Since  December 31, 1995, Seller has

     not transferred any assets from the Real Property to the Excluded Real

     Property  with  a  fair  market  value in excess  of  $25,000  in  the aggregate.  Except as set forth on  SCHEDULE 3.5(d)(ii), Seller has no knowledge of any material defects (except  for  such defects resulting from  ordinary  wear  and  tear taking into account the  age  of  such production equipment) which  would  prevent  any  production equipment contained in the Assets from being usable in the regular  and ordinary course  of  the  Business  and in conformance in all material respects with all applicable laws, ordinances,  codes,  rules  and  regulations applicable  thereto.  Except as set forth on SCHEDULE 3.5(d)(iii),  no person other  than  Seller owns any equipment or other tangible assets or properties situated  on  the premises of Seller which are necessary to the operation of the Business, except for the leased items that are subject to the Personal Property Leases.

          (e)  INVENTORIES.  The inventories  of  Seller  (i)  are  of such quantities  as have been maintained in the ordinary course of business consistent with  past  practice,  (ii) consist of items which are good

     and  merchantable based on  customary   trade  practices  (subject  to

     applicable  reserves  consistent  with  past practice), (iii) are of a quality  and quantity presently
     usable or  saleable  in  the  ordinary

     course of  business  of  the  Business (subject to applicable reserves consistent with past practice),  (iv)  are  valued  on  the  books and records  of the Business at the lower of cost or market with the  cost determined  under  the  LIFO  or FIFO (as applied consistent with past practice) inventory valuation method consistent with past practice and

     (v) are subject to reserves determined  in  accordance  with generally accepted  accounting principles, consistently applied.  No  previously sold inventory  is  subject to returns in excess of those historically experienced  by  the Business  in  the  ordinary  course  of  business consistent with past practice.

          (f)  ACCOUNTS  RECEIVABLE.   The  accounts  receivable  of Seller

     arose  from  bona fide transactions in the ordinary course of business and have been  executed  on terms consistent with the past practice of the Business.  The valuation  of the accounts receivable of Seller and the corresponding reserves for  uncollectibility have been recorded in accordance with generally accepted  accounting principles applied on a consistent basis.

          (g)  NO THIRD PARTY OPTIONS.  Except  as  set  forth  in SCHEDULE

     3.5(g), there are no existing agreements granting any person the right to  acquire  any  of  Seller's  assets,  properties  or  rights or any interest therein (other than the Excluded Assets and other  than sales of  assets  in  the  ordinary course of business consistent with  past practice).

     Section 3.6.  FINANCIAL STATEMENTS.  Seller has delivered to Purchaser

the  following:  (a)  the  audited  balance  sheets   of   Seller  and  its

consolidated  subsidiaries  as  of  January  2, 1994, January 1,  1995  and

December  31,  1995, (b) the audited statements  of  income,  stockholders'

equity and cash  flows  of Seller and its consolidated subsidiaries for the ten-month period ended January  2, 1994 and the years ended January 1, 1995 and December 31, 1995 (the financial statements referred to in clauses (a) and (b) being referred to herein collectively as the "Seller Year

- -End Financial Statements"), (c) the audited balance sheets of the Business as of January 2, 1994, January 1, 1995 and December 31, 1995, (d) the audited statements of income, stockholders'  equity  and cash flows of the Business for the ten-month period ended January 2, 1994  and the years ended January

1,  1995  and December 31, 1995 (the financial statements  referred  to  in clauses (c)  and  (d)  are referred to herein collectively as the "Business

Year-End Financial Statements"  and,  together  with  the  Seller  Year-End

Financial  Statements,  the  "Year-End Financial Statements"), and (e)  all

significant work papers relating  to  the preparation of the Business Year-

End Financial Statements showing the consolidating accounts and adjustments made to the Seller Year-End Financial Statements  to  derive  the  Business

Year-End Financial Statements (the "Work Papers").  In addition, Seller has delivered  to  Purchaser:  (v) the July 30 Balance Sheet, (w) the unaudited balance sheet of the Business  at  January  28,  1996  (the  "January  1996

Balance  Sheet"),  (x)  the  unaudited  balance  sheet  of  the Business at

February  25,  1996 (the "February 1996 Balance Sheet"), (y) the  unaudited statements  of  income, stockholders' equity and cash flows of the Business for the four production  week  period  ended January 28, 1996 (the "January

1996  Income  Statement"),  and  (z) the unaudited  statements  of  income,

stockholders' equity and cash flows of the Business for the four production week period ended February 25, 1996  (together  with  the  July  30 Balance

Sheet, the January 1996 Balance Sheet, the February 1996 Balance Sheet  and

the  January  1996  Income  Statement,  the "Interim Financial Statements,"

together   with   the   Year-End  Financial  Statements,   the   "Financial

Statements").  The Financial Statements have been prepared from, and are in accordance with, the books  and  records  of  Seller,  and  such  books and records  have  been maintained on a basis consistent with the past practice of Seller or the  Business, as the case may be.  Each of the balance sheets included in the

Financial  Statements  (including  the  related  notes  and

schedules)  fairly presents in all material respects the financial position of Seller or  the Business, as the case may be, as of the date thereof, and each of the statements  of  income,  stockholders'  equity  and  cash flows included  in  the  Financial  Statements  (including any related notes  and schedules)  fairly  presents  in  all  material  respects  the  results  of operations and changes in cash flows, as  the case may be, of Seller or the

Business, as the case may be, for the periods  set  forth  therein, in each

case   in   accordance   with   generally  accepted  accounting  principles

consistently applied during the periods  involved,  except as may be  noted

therein (subject, in the case of the Interim Financial  Statements,  to the lack of footnotes and normal year-end audit adjustments).  The January 1996

Balance  Sheet and the February 1996 Balance Sheet have been prepared on  a basis consistent with the principles used in the preparation of the July 30

Balance  Sheet,   including,   without  limitation,  with  respect  to  the

establishment  of  reserves  for  uncollectible   receivables,   contingent

liabilities  and  other  items.  The Business Year-End Financial Statements and  the  Interim Financial  Statements  have  been  prepared  on  a  basis consistent  with the principles used in the preparation of the Seller Year-

End Financial Statements.  Except as set forth on SCHEDULE 3.6, none of the

July 30 Balance  Sheet, the January 1996 Balance Sheet or the February 1996

Balance Sheet reflects as an asset any Excluded Assets with a book value in excess of $100,000 in the aggregate.

     Section  3.7.  NO UNDISCLOSED LIABILITIES.  Except  as  disclosed  in

SCHEDULE  3.7,  Seller  does  not  have  any  liabilities  or  obligations,

contingent or otherwise,  relating  to, involving or affecting the Business or the Assets which would be required in accordance with generally accepted accounting principles to be reflected  on  the  February 1996 Balance Sheet that  are not adequately reflected or
provided for  in  the  February  1996

Balance  Sheet,  except liabilities and obligations incurred since the date of the February 1996  Balance  Sheet  in the ordinary course of business of the Business.

     Section 3.8.  ABSENCE OF CERTAIN CHANGES.

     (a)  Since December 31, 1995, there  has  not  been  (i)  any material adverse  change  (or,  to  the  knowledge  of  Seller,  any  event relating specifically to Seller or the Business which could reasonably  be  expected to  result  in  a  material  adverse  change)  in  the assets, liabilities,

business,  financial condition or results of operations  of  the  Business,

except as  relates  solely  to  the  Excluded  Assets and excluding general industry, business or economic conditions, or (ii) any damage, destruction,

loss  or  casualty to property or assets of the Business,  whether  or  not covered by  insurance,  which  property  or  assets  are  material  to  the

Business.   Since  December  31,  1995,  Seller  has  (w)  maintained  such quantities  of  supplies  and  inventory  of  the  Business  as  have  been maintained  in  the  ordinary  course  of  business  consistent  with  past practice,  (x)  extended credit to customers, collected accounts receivable and paid accounts payable and similar obligations in the ordinary course of business consistent with past practice, (y) funded obligations with respect to the Seller Benefit  Plans  on  a  timely basis in the ordinary course of business consistent with past practice  and  (z)  conducted the Business in the  ordinary  course  on  a basis consistent with past  practice  and  not engaged  in  any  new  line of business  or  entered  into  any  agreement,

transaction or activity or made any commitment with respect to the Business except those in the ordinary course of business.

     (b)  Except as set  forth in SCHEDULE 3.8(b), since December 31, 1995,

there have not been with respect  to  the  Business  (i)  any  liability or obligation  (absolute,  accrued  or  contingent)  incurred  except  in  the ordinary  course of business, (ii) any guaranteed checks, notes or accounts

receivable   which   have   been   written   off  or  reserved  against  as

uncollectible, except bad debt reserves
established  in the ordinary course

of  business  consistent  with past practice, (iii) any write-down  of  the value of any asset or investment on the books or records of the Business in excess of $25,000 individually  for  any asset or investment or $100,000 in the  aggregate,  except for depreciation  and  amortization  taken  in  the ordinary  course of  business  consistent  with  past  practice,  (iv)  any cancellation  of  any  debts  or  waiver of any claims or rights (excluding credit  memos  issued  in  the  ordinary  course  of  business)  except  in transactions  in  the ordinary course  of  business  consistent  with  past practice and which  in  any event are not in excess of $25,000 individually or $100,000 in the aggregate  (other  than  Excluded  Liabilities), (v) any sale,  transfer  or  other disposition of any properties or  assets  (real,

personal or mixed, tangible or intangible), other than (A) Excluded Assets,

(B) finished goods inventory  in the ordinary course of business consistent with  past practice or (C) other  assets  sold,  transferred  or  otherwise disposed  of  in  the  ordinary  course  of  business  consistent with past practice  and which do not exceed $100,000 in any single  transaction  with respect to  greige goods and $50,000 in any single transaction with respect to other assets,  (vi)  any  credit  memos  issued  in  excess  of  $25,000 individually  or  other  than in the ordinary course of business consistent with past practice, (vii) any capital expenditures or commitments in excess of $50,000 individually or  $250,000  in the aggregate, (viii) any increase in the compensation of officers, directors  or  employees,  whether  now or hereafter  payable,  other  than  increases  in compensation of non-officer employees  made  in the ordinary course of business  consistent  with  past practice, (ix) any  increase of any reserves for contingent liabilities, or

(x) any agreements to do any of the foregoing.

     Section 3.9.  LEGAL PROCEEDINGS.  Except as set forth in SCHEDULE 3.9,

there are no suits, actions, claims, proceedings  or investigations pending or, to the knowledge of Seller, threatened in writing  against, relating to or  involving  Seller,  the  Business  or  the  Assets  before  any  court,

arbitrator
or  administrative or governmental body, except for any  suits,

actions, claims,  proceedings  or  investigations  relating  solely  to the

Excluded  Assets or the Excluded Liabilities.  None of such suits, actions,

claims, proceedings  or  investigations are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.  Neither Seller nor the Business is subject to any judgment, decree, injunction or order of any court which, in either case,  imposes  any  restriction  on the Business or requires the payment of more than $25,000 individually or  $100,000  in the

aggregate.   The  Business  is  not subject to any governmental restriction specific to Seller and its Affiliates  which  is  reasonably likely  (a) to have  a  Material Adverse Effect or (b) to cause a material  limitation  on

Purchaser's  ability  to operate the Business after the Closing in the same manner as heretofore conducted by Seller.

     Section 3.10.  COMPLIANCE  WITH   LAW.    Seller   has   all  material

authorizations,  approvals,  licenses, permits and orders of and  from  all governmental and regulatory officers  and  bodies necessary to carry on the

Business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under  lease  and  to perform all of its obligations under the agreements to which it is a party  (collectively,

the "Licenses").  Seller is in compliance in all material respects with all applicable laws, regulations and administrative orders (including,  without limitation,  laws  relating  to employment of labor or use or occupancy  of properties or any part thereof) of any country, state or municipality or of any subdivision thereof to which the Business is subject.  SCHEDULE 3.10(i)

sets forth a true, correct and  complete  list of all Licenses.  Seller has made available to Purchaser all reports and filings made or filed by Seller pursuant  to the Occupational Safety and Health  Act  and  related  to  the

Business since  January 1, 1993.  Except as set forth in SCHEDULE 3.10(ii),

since January 1, 1993, Seller has not violated in any material respect or failed to comply in any material respect with, or been the subject of any written  allegation by the Occupational Safety  and  Health  Administration

("OSHA") that  it  has  violated or failed to comply with, the Occupational

Health and Safety Act.

     Section 3.11.  SELLER CONTRACTS.  SCHEDULE  3.11(i) sets forth a true,

correct and complete list or a copy of each of the  contracts,  agreements,

commitments,  arrangements, understandings, or other instruments  (in  each case whether oral  or written) (but with respect to items (i) through (iv),

not including purchase  orders  or  sales  orders) relating to the Business

(including every amendment, modification or  supplement  to  the foregoing)

(i) which involves an annual payment to or by Seller in excess  of $50,000,

(ii)  which  requires more than 90 days prior notice by Seller to terminate without any liability  to  Seller,  (iii)  which limits or restricts Seller from engaging in any business in any jurisdiction,  (iv)  which is material to  the Business, (v) which constitute a purchase order with  over  $50,000 remaining to be paid with respect to such order, or (vi) which constitute a sales  order  with  over $500,000 remaining to be paid with respect to such order (which, together  with  the Seller Benefit Plans listed separately in

Schedule 3.14, but excluding the  Real  Property  Leases  and  the Personal

Property Leases, are herein referred to as the "Seller Contracts").   True,

correct  and  complete  copies  of  all  written Seller Contracts listed on

SCHEDULE 3.11(i), the Real Property Leases,  the  Personal  Property Leases

and  all  polyester, cotton, yarn and greige purchase contracts  have  been delivered to Purchaser.  The Seller Contracts, the Real Property Leases and

the Personal  Property  Leases are valid and enforceable in accordance with their respective terms with  respect  to  Seller  and,  to the knowledge of

Seller,  each  other party thereto, subject to (i) bankruptcy,  insolvency,

reorganization,  fraudulent  conveyance  or transfer, moratorium or similar laws affecting creditors' rights generally  and  (ii) general principles of

equity  (regardless  of  whether  such   enforcement  is
considered  in  a

procedure at law or in equity).  Except as set forth on  SCHEDULE 3.11(ii),

there  is  no  existing  default of Seller under any Seller Contract,  Real

Property Lease or Personal  Property  Lease or, to the knowledge of Seller,

of any of the other parties thereto (or  events  or  conditions  which with notice or lapse of time or both would constitute a default), which  default will result in a total loss to Buyer (including reasonable attorneys'  fees and  other  out  of  pocket  expenses, but excluding the original principal amount  owed  not taking the default  into  account  with  respect  to  any obligations for  the  payment  of money that are past due as of the Closing

Date) of more than $10,000 individually  for  any single Seller Contract or

$60,000 in the aggregate for all Seller Contracts,  Real Leases or Personal

Property  Leases.   Seller  has  delivered to Purchaser true,  correct  and

complete copies of the monthly financial  packages  provided  to  CIT since

December  31,  1995  under the terms of the CIT Agreement and the Factoring

Agreement.

     Section 3.12.  TAX RETURNS; TAXES.   The aggregate  liability for all

taxes  (other  than  income  taxes) reflected in the February 1996  Balance

Sheet is sufficient for the payment  of  all  such  unpaid taxes other than income  taxes  (including  any interest, penalties and additions  to  tax),

whether or not disputed, that  are  accrued  or  applicable  for the period ended February 25, 1996 and for all years and periods ended prior  thereto.

Except  as  set  forth  on  SCHEDULE  3.12,  since  January 1, 1991, no tax deficiencies  have  been  asserted  against  Seller  as  a  result  of  any

examination by any taxing authority with respect to such taxes.   Except as

set  forth  on SCHEDULE 3.12, there are no pending claims asserted for  any federal, state  or  local  taxes  of Seller (other than income taxes or any interest, penalties or additions to tax).  Seller has made all required tax payments or deposits shown as due on  returns  as  filed  (other  than with respect to income taxes or any interest, penalties or additions to tax).

    Section 3.13. OFFICERS, DIRECTORS AND EMPLOYEES. SCHEDULE 3.13 contains a  true  and complete list of (a) all of the officers  of Seller specifying their office and annual rate of compensation, (b) all salaried employees of

Seller  (including   a   notation  indicating  which  employees  are  plant

managers), (c) the approximate  number  of current hourly employees and (d)

all  former employees entitled to post-retirement  benefits  or  any  other compensation  funded  by  Seller under each Seller Benefit Plan (other than

COBRA).  Seller has (or will  have as of the Closing Date) paid any bonuses earned by any employee of the Business  in  respect of any period ending on or prior to December 31, 1995 and has properly  accrued  on  its  books and records any bonuses earned by any employee of the Business (whether  or not yet  due  and payable) in respect of any portion of 1996 ending on or prior to the Closing Date.

     Section 3.14.  SELLER EMPLOYEE  BENEFIT PLANS.  Except as disclosed in

SCHEDULE 3.14:

          (a)  there  are  not  any existing  or  former  plans,  programs,

     policies or arrangements providing  compensation  or  benefits  of any kind  or  description  whatsoever  (whether  current  or  deferred and whether  paid in cash or in kind) to, or on behalf of, any current  or former employee or director of Seller or any of their dependents under which Seller has any existing or continuing liability or obligation to any such employee  or  director  of Seller, including, but not limited to, any such plan, program, practice, policy or arrangement subject to

     ERISA  but  excluding  any such plan,  program,  practice,  policy  or arrangement relating solely to an Excluded Subsidiary  (individually a

     "Seller Benefit Plan" and collectively the "Seller Benefit Plans");

          (b)  Seller neither  makes nor has any obligation to make, or has made or had any obligation to make, either directly or indirectly (for example, by reimbursing another
     employer), contributions to any plan,

     program  or  arrangement, including  a  multiemployer  plan,  that  is subject to Title IV of ERISA ("Title IV Plan");

          (c)  Seller  is  not  a party to and does not have any obligation whatsoever under any contract  or other arrangement under which Seller has  agreed  to employ any person  for  any  period  (individually  an

     "Employment Contract" and collectively the "Employment Contracts");

          (d)  Seller  has  furnished  to  Purchaser:  (i) a true, correct,

     complete and current copy of (A) each written Seller  Benefit Plan and

     Employment Contract and any amendments thereto and (B) with respect to each Seller Benefit Plan, all Internal Revenue Service,  Department of

     Labor   or   Pension   Benefit   Guaranty   Corporation   rulings   or

     determinations,  annual  reports, summary plan descriptions, actuarial and other financial reports;  (ii)  a  complete written description of each unwritten Seller Benefit Plan and unwritten  Employment Contract;

     and (iii) such other documentation with respect to  any Seller Benefit

     Plan or Employment Contract as is reasonably requested by Purchaser;

          (e)  except  with respect to the Graniteville Retirement  Savings

     Plan, the Graniteville  Company  Profit Sharing Plan for the Employees

     of the McCampbell Sales Division, any terminated defined benefit plans identified with respect to  Section 3.14(b) above and the Graniteville

     Company Long-Term Disability Trust, no assets have been set aside in a trust or other separate account to pay directly or indirectly benefits

     under any Seller Benefit Plan or Employment  Contract.   All assets of

     the  Graniteville Retirement Savings Plan are shown on the  books  and records of the master trust at their current fair market value;

          (f)  each Seller Benefit Plan, Employment Contract and each Title

     IV  Plan   has   been  established,  maintained  and  administered  in

     compliance in all  material respects with all applicable laws and with the terms of such plans  as  furnished  to Buyer under Section 3.14(d)

     above;

          (g)  Seller  does not have an obligation  to  indemnify  or  hold harmless  any person  or  entity  in  connection  with  any  liability attributable  to  any  acts or omissions by such person or entity with respect to any Seller Benefit Plan or Employment Contract;

          (h)  Seller has not  incurred  (and  no  facts  exist  which  are reasonably likely to subject Seller to) any liability for any material tax  or  penalty  with  respect to any Seller Benefit Plan, Employment

     Contract, Title IV Plan or  any  group  health  plan  (as described in

     Section  5000  of  the Internal Revenue Code of 1986, as amended  (the

     "Code")) of an ERISA  Affiliate including, without limitation, any tax or penalty under ERISA;

          (i)  neither Seller  nor any ERISA Affiliate has (within the last three years) terminated or  withdrawn from or sought a  funding waiver for, and, to the knowledge of  Seller,  no  facts  exist  which  could reasonably  be  expected to result in a termination or withdrawal from or a request for a funding waiver for, any Title IV Plan;

          (j)  Seller  has not incurred, and to the knowledge of Seller, no facts exist which are  reasonably  likely  to  subject  Seller to, any liability as a result of a termination or withdrawal from or a funding waiver for any Title IV Plan maintained by an ERISA Affiliate;

          (k)  there are no pending or threatened claims with  respect to a

     Seller Benefit Plan, Employment Contract or Title IV Plan (other  than routine claims made in the ordinary course of plan or contract operations) or with respect to the terms and conditions  of employment or  termination  of  employment of any employee or former employee  of

     Seller, which claims could  reasonably  be  expected  to result in any material  liability  to Seller, and no audit or investigation  by  any domestic or foreign governmental  or  other  law enforcement agency is pending or has been proposed with respect to any  Seller Benefit Plan,

     Employment Contract or Title IV Plan maintained by  Seller or an ERISA

     Affiliate;

          (l)  no   written,   or   to   the  knowledge  of  Seller,   oral

     representations  have  been  made by Seller  to  employees  or  former employees of the Business (or  their  dependents  or beneficiaries) to the  effect  that  coverage  or  benefits,  including  post-retirement medical  or  life  insurance  coverage  or benefits, under any  Seller

     Benefit  Plan  cannot  be terminated, amended,  reduced  or  otherwise

     changed   unilaterally by  Seller  or,  after  the  Closing  Date,  by

     Purchaser;

          (m)  the  sale  of the Business as contemplated by this Agreement will not result in any  additional  payments to or increase the vested interest  of  any  current or former employee  or  director  or  their dependents under any  Seller  Benefit Plan and, to the extent any such payments or increase in vesting  are  required  as  a  result  of  the transactions  contemplated  by this Agreement, they will not result in any "excess parachute payments"  within the meaning of Section 280G of the Code;

          (n)  Seller has provided Purchaser with a copy of Seller's policy for providing leaves of absence under the Family and Medical Leave Act

     ("FMLA")  and has identified (i) each  employee  who  is  eligible  to request FMLA  leave;  (ii)  the  amount of FMLA leave utilized by each such employee during the current leave  year;  (iii) each employee who is  on

     FMLA leave at the Closing Date and his or  her  job  title  and description, salary and benefits; (iv) each employee who has requested

     FMLA  leave  to  begin after the Closing Date and a description of the leave requested; and  (v)  a  copy  of  all  notices  provided to such employee regarding that leave; and

          (o)  the Seller Savings Plan (as defined below) has  at all times satisfied  the  applicable  qualification  requirements  under Section

     401(a) of the Code and related Sections and regulations.

     For  purposes  of  this  Section  3.14, (x) "ERISA" means the Employee

Retirement Income Security Act of 1974,  as  amended from time to time, and any regulations or published rulings promulgated  or issued thereunder, and

(y)   "ERISA   Affiliate"  shall  mean  any  trade  or  business   (whether

incorporated or  unincorporated)  which is a member of a group described in

Section 414(b), (c), (m) or (o) of Code, of which Seller is also a member.

     Section 3.15.  LABOR RELATIONS.  Since January  1, 1993, except as set forth in SCHEDULE 3.9 or SCHEDULE 3.15, (a) employees  of  Seller  have not been  and  are  not  represented  by  a labor organization which was either

National Labor Relations Board ("NLRB") certified or voluntarily recognized or recognized under foreign law; (b) Seller  has  not  been  and  is  not a signatory to a collective bargaining agreement with any labor organization;

(c)  to  the  knowledge  of Seller, no representation election petition has been filed by employees of  Seller or is pending with the NLRB and no union organizing campaign involving  employees  of  Seller  has occurred or is in progress;  (d)  to the knowledge of Seller, no NLRB unfair  labor  practice claims have been  filed  and/or are presently pending against Seller or any labor organization representing  its  employees;  (e)  to  the knowledge of

Seller,   no   handbilling,   picketing,  work  stoppage  (sympathetic   or

otherwise), or other

"concerted  action"  involving the employees of Seller

has occurred or is in progress; (f) to the  knowledge of Seller, no written claim  for  unpaid wages or overtime or for child  labor  or  recordkeeping violations has been filed or is pending under the Fair Labor Standards Act,

Davis-Bacon Act,  Walsh-Healey   Act,  or Service Contract Act or any other

Federal, state, local or foreign law, regulation,  or  ordinance,  in  each case  relating  to  the  Business;  (g) no citation has been issued by OSHA against Seller and no notice of contest  or OSHA administrative enforcement proceeding involving Seller has been filed  or  is pending; (h) no citation of Seller has occurred and no enforcement proceeding  has been initiated or is pending under Federal or foreign immigration law; and/or  (i)  except as may result from Buyer's failure to rehire any current employees of  Seller,

Seller  has  not taken any action that would constitute a "mass layoff"  or

"plant closing"  within the meaning of the Worker Adjustment and Retraining

Notification Act of  1988,  as  amended,  or any similar state or local law

("WARN") or otherwise trigger notice requirements  or  liability  under any local  or  state plant closing notice law.  Seller is in compliance in  all material respects  with  all  federal,  state  and  local  laws  respecting employment  and  employment  practices, terms and conditions of employment,

wages and hours.

     Section 3.16.  INSURANCE. SCHEDULE 3.16 sets forth a true, correct and complete list of Seller's current insurance policies and coverages relating to the Assets and/or the Business,  including names of carriers, amounts of coverage and premiums therefor.  Seller  has  heretofore  made available to

Purchaser true, correct and complete copies of all such insurance policies.

The Assets and the Business have been and are insured by financially  sound and  reputable  insurers  in  such  amounts  and  against such risks as are reasonable  in  relation  to the Business, and Seller  will  maintain  such insurance at least through the Closing Date.

     Section 3.17.  ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE

3.17 or as to any matters relating solely to the Excluded Assets:

          (a)  Seller  possesses,  and  is in compliance  in  all  material

     respects  with,  all  material  permits,   licenses   and   government

     authorizations  and  has  filed all notices that are required for  the conduct of the Business under  local,  state, federal and foreign laws and regulations relating to protection of  the  environment, pollution control  and hazardous materials (as defined below)  as  of  the  date hereof ("Environmental  Laws"),  and  Seller  is  in compliance in all material respects with all other applicable limitations, restrictions,

     conditions,   standards,   prohibitions,  requirements,   obligations,

     schedules and timetables of  Environmental  Laws  or  contained in any code, plan, order, decree, judgment, notice, permit or  demand  letter issued, entered, promulgated or approved thereunder.

          (b)  To   the   knowledge  of  Seller,  there  are  no  facts  or

     circumstances which could  form  the  basis  for  the assertion of any material claim against Seller under any Environmental  Laws including,

     without limitation, the federal Comprehensive Environmental  Response,

     Compensation  and  Liability  Act  ("CERCLA")  or any analogous local,

     state or foreign law with respect to any on-site or off-site location.

          (c)  Since January 1, 1993, Seller has not  entered  into  and is not  currently bound by any consent decree or order under, and is  not subject  to  any  judgment, decree or judicial or administrative order relating to compliance  with,  or the  cleanup of regulated substances under, any applicable Environmental Laws.

          (d)  Seller has not been alleged in a writing delivered to Seller to be in violation of, and has not  been subject to any administrative or  judicial  proceeding  pursuant to, applicable  Environmental  Laws either now or any time during the past five years.

          (e)  To the knowledge  of  Seller,  Seller  is not subject to any material  claim,  obligation, liability, loss, damage  or  expense  of whatever kind or nature,  contingent or otherwise, incurred or imposed pursuant to or based upon any  provision  of any Environmental Law and arising out of any act or omission of Seller, its employees, agents or representatives  or  arising  out of the ownership,  use,  control  or operation by Seller of any plant,  facility,  site,  area  or property

     (including,  without  limitation,  any plant, facility, site, area  or property currently or previously owned or leased by Seller included in the Real Property or Real Property Leases)  from  which  any substance was  released  into  the  environment (the term "release" meaning  any spilling, leaking, pumping,  pouring, emitting, emptying, discharging,

     injecting,  escaping,  leaching,   dumping   or   disposing  into  the

     environment, and the term "environment" meaning any  surface or ground water,  drinking water supply, soil, surface or subsurface  strata  or medium, or the ambient air).

          (f)  Seller  has heretofore provided Purchaser with true, correct and complete copies  of  or  access to all files of Seller relating to environmental matters and SCHEDULE  3.17(f)  sets  forth the amount of all fines or penalties paid within the last five years  by Seller with respect  to  environmental matters, including the date of payment  and the basis for the assertions of liability.

     As used in this  Agreement,  the  term "hazardous materials" means any waste,  pollutant,  hazardous  substance,  toxic,  ignitable,  reactive  or corrosive substance, hazardous waste, special waste, industrial substance,

by-product, process intermediate product or waste,  petroleum or petroleum-

derived substance or waste, chemical liquids or solids,  liquid  or gaseous products,  or  any  constituent  of  any  such substance or waste, the use,

handling  or disposal of which by Seller is  in  any  way  governed  by  or subject to  any  applicable  law, rule or regulation of any governmental or regulatory authority.

     Section 3.18.  PATENTS, TRADEMARKS, TRADE NAMES.   SCHEDULE  3.18 sets

forth  a  true and complete list of: (a) all patents, registered trademarks and trade names  (including  all  federal,  state and foreign registrations pertaining thereto) and all copyright registrations  owned  by  Seller  and used  or  held for use in, or otherwise relating to, the Business (together

with  all  software   owned   by  Seller,  collectively,  the  "Proprietary

Intellectual Property"); and (b)  all  patents,  trademarks,  trade  names,

copyrights,  software,  technology  and  processes  used  by  Seller in the

Business  that are used pursuant to a license or other right granted  by  a third  party  (collectively,  the  "Licensed  Intellectual  Property",  and together  with  the Proprietary Intellectual Property herein referred to as

"Intellectual Property");  provided that SCHEDULE 3.18 does not require the listing of any "shrink wrap"  software  that  Seller  uses  pursuant to the

standard form license of the software licensor.  Seller owns,  or   has the

right  to  use  pursuant  to  valid  and  effective agreements set forth in

SCHEDULE 3.18, all Intellectual Property material  to  the  conduct  of the

Business,  and  all  such  rights  shall  be  assigned  and  transferred to

Purchaser  in  connection  with  the transactions contemplated hereby.   No

written, or to the knowledge of Seller,  oral claims are pending against or have been delivered to Seller by any person  with respect to the use of any

Intellectual  Property  or  challenging  or  questioning  the  validity  or effectiveness of any license or agreement relating  to  the  same,  and the current use by Seller of the Intellectual Property does not infringe in any material respect on the rights of any third party. SCHEDULE 3.18 sets forth a list of all jurisdictions in which Seller is operating the Business under a trade name, and each jurisdiction  in  which  any such tradename is registered.

     Section 3.19.  TRANSACTIONS WITH AFFILIATES.  Except as set forth  in

SCHEDULE 3.19, (i) no shareholder, officer or director of Seller or officer or  director  of  Triarc,  (ii)  to  the knowledge of Seller or Triarc, any person with whom any such shareholder,  officer  or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other  than  a  publicly held corporation whose stock is traded on a national securities exchange  or  in the  over-the-counter  market  and  less  than  5% of the stock of which is beneficially owned by all such persons), (iii) to  the  knowledge of Seller or Triarc, any Affiliate of any of the foregoing or (iv)  Triarc, or to the knowledge  of  Triarc  or  Seller, any other Affiliate of Seller,  has  any interest  in:  (a) any contract,  arrangement  or  understanding  with,  or relating to, the Business, the Assets or the Assumed Liabilities other than contracts,  arrangements  or  undertakings relating to the purchase of dyes and chemicals from Patrick in the  ordinary  course  of business consistent with past practice; (b) any loan, arrangement,  understanding, agreement or contract for or relating to the Business or the Assets; or (c) any property

(real,  personal  or  mixed),  tangible  or intangible, used  or  currently intended to be used in the Business.  Any  accounts payable of the Business due and payable to Patrick that are Assumed Liabilities are recorded on the books and records of the Business at the fair  market  value  thereof.  For purposes of this Agreement, "Affiliate" of any specified Person  means  any other  Person  directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition,  "control",  when  used  with  respect to any specified

Person,  means  the  power to direct the management and  policies  of  such

Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling"

and "controlled" have meanings correlative to the  foregoing.  In addition,

for purposes of this definition, "Person" means any individual, corporation,

partnership,   joint   venture,   trust,   unincorporated  organization  or

government or any agency or political subdivision thereof.

     Section 3.20.  BROKERS, FINDERS AND INVESTMENT  BANKERS.  Neither Seller

nor any of its officers, directors or employees, has  employed  any broker,

finder  or  investment  banker or incurred any liability for any investment banking fees, financial advisory  fees,  brokerage fees or finders' fees in connection with the transactions contemplated  herein,  except  that Seller

(i) has retained Morgan Stanley & Co. Incorporated and Lazard Freres  & Co.

LLC  as  its  financial advisors and (ii) may incur fees in connection with any prepayments  of  the CIT Agreement and any other indebtedness described in Section 1.5(a).

     Section 3.21.  BANK ACCOUNTS. SCHEDULE 3.21 sets forth a true, correct and complete description  of  each  of  Seller's  bank  accounts,  lock box accounts  and  other  accounts  in  which  it holds the assets described in

Section 1.3(a) (the "Bank Accounts").



                            ARTICLE 4.

            REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     Section 4.1.  ORGANIZATION.  Purchaser is a corporation duly organized,

validly  existing  and in good standing under the  laws  of  the  State  of

Alabama and has all  requisite  corporate power and authority to own, lease and operate its properties and to  carry  on  its  business  as  now  being conducted.

     Section 4.2.  AUTHORIZATION.  Each of  Purchaser and Avondale has the

full corporate power and authority to execute  and  deliver  this Agreement and  any other certificate, agreement, document or other instrument  to  be

executed   and   delivered  by  it  in  connection  with  the  transactions contemplated hereby (collectively, the "Purchaser Ancillary Documents"), to

perform  its  respective   obligations  hereunder  and  thereunder  and  to

consummate the transactions contemplated hereby and thereby.  The execution and  delivery  of  this Agreement  and  each  of  the  Purchaser  Ancillary

Documents by Purchaser  or  Avondale,  as  applicable,  the  performance by

Purchaser  and  Avondale  of  their  respective  obligations hereunder  and thereunder and the consummation of the transactions provided for herein and therein  have been duly and validly authorized by all  necessary  corporate action on  the  part of Purchaser and Avondale.  The boards of directors of

Purchaser  and  Avondale   have   approved   the  execution,  delivery  and

performance  of  this  Agreement  and  each  of  the   Purchaser  Ancillary

Documents,   as  applicable,  and  the  consummation  of  the  transactions contemplated hereby  and thereby.  This Agreement has been, and each of the

Purchaser Ancillary Documents will be as of the Closing Date, duly executed and delivered by Purchaser  and Avondale, as applicable, and do or will, as the case may be, constitute the  valid  and binding agreements of Purchaser and Avondale, enforceable against it in accordance  with  their  respective terms,  subject  to  (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer,  moratorium  or  similar  laws affecting creditors'

rights  generally  and  (ii)  general principles of equity  (regardless  of whether such enforceability is  considered  in  a  proceeding  at law or in equity).

     Section 4.3.  ABSENCE OF RESTRICTIONS  AND CONFLICTS.  The execution,

delivery  and  performance of this Agreement and  the  Purchaser  Ancillary

Documents,  the consummation  of  the  transactions  contemplated  by  this

Agreement and the Purchaser Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this

Agreement  and  the Purchaser Ancillary Documents do not or will not (as the case may be), with the  passing  of  time or the giving of notice or both,

violate or conflict with, constitute a breach of or default under or permit the acceleration of any obligation under, (a) any term or  provision of  the articles of incorporation or bylaws of Purchaser or Avondale, (b) any contract,

agreement,  commitment, arrangement, understanding or other instrument  (in each case whether  oral  or  written)  to  which Purchaser or Avondale is a party  or  to  which  Purchaser  or  Avondale or any  of  their  respective properties are subject, (c) any judgment,  decree  or order of any court or governmental authority or agency to which Purchaser  or Avondale is a party or by which Purchaser or Avondale or any of their respective properties are bound  or (d) any material statute, law, rule or regulation  applicable  to

Purchaser   or   Avondale.   Except  for  compliance  with  the  applicable

requirements of (i)  the  HSR Act, (ii) state bulk sales laws, (iii) filing of UCC-3 termination statements  and  documents  with respect to release of mortgages  and  (iv)  as set forth in SCHEDULE 4.3, no  consent,  approval,

order or authorization of, or registration, declaration or filing with, any government agency or public  or  regulatory unit, agency, body or authority with respect to Purchaser or Avondale  is  required  in connection with the execution,  delivery  or  performance of this Agreement and  the  Purchaser

Ancillary Documents by Purchaser  or  Avondale  or  the consummation of the transactions  contemplated  by  this Agreement and the Purchaser  Ancillary

Documents by Purchaser or Avondale.

     Section 4.4.  LEGAL PROCEEDINGS.  There are  no actions or proceedings pending or, to the knowledge of Purchaser, threatened  in  writing against,

relating  to  or  involving Purchaser, Avondale or any of their  assets  or properties which are  reasonably  likely  to  result  in the issuance of an order
restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated herein.

     Section 4.5.  BROKERS,  FINDERS  AND  INVESTMENT  BANKERS.    Neither

Purchaser nor any of its officers,  directors or employees has employed any broker,  finder or investment banker or  incurred  any  liability  for  any investment  banking  fees,  financial  advisory  fees,  brokerage  fees  or finders'  fees  in  connection  with  the transactions contemplated herein,

except that, (i) Purchaser has retained  CS First Boston Corporation as its

financial  advisor  and  (ii)  may  incur  fees   in  connection  with  any

prepayments of the CIT Agreement.

     Section 4.6.  FINANCING.  Purchaser has sufficient cash  or  available credit facilities  or  commitment  letters  from  banks  or  other suitable financing sources for funds to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement and the Purchaser Ancillary Documents.



                            ARTICLE 5.

                 CERTAIN COVENANTS AND AGREEMENTS

     Section 5.1.  CONDUCT OF BUSINESS BY SELLER. From the date hereof until the  Closing  Date,  Seller  will  with respect to the conduct of Business,

except as required in connection with the transactions contemplated by this

Agreement and except as otherwise consented to in writing by Purchaser:

          (a)  conduct the Business  in  the  ordinary  course  on  a basis consistent  with  past  practice  and  not  engage  in any new line of business or enter into any agreement, transaction or activity or make any  commitment  with  respect  to  the Business except those  in  the ordinary course of business and not otherwise  prohibited  under  this

     Section 5.1;

          (b)  use  its  commercially reasonable efforts to preserve intact the  goodwill of the Business  in  all  material  respects,  keep  the officers and employees of Seller available to Purchaser (except to the extent  of  voluntary  terminations  of  employment)  and preserve the relationships  of  Seller with customers, suppliers and others  having business relations with  the  Business,  except for the termination of relationships in the ordinary course of business;

          (c)  not create any new subsidiary except to hold Excluded Assets or Excluded Liabilities, acquire any capital  stock  or  other  equity securities  of  any  corporation  or  acquire  any equity or ownership interest in any business other than in the ordinary course of business in connection with the collection of accounts receivable;

          (d)  not  dispose  of  or, to the extent practicable,  permit  to lapse any rights to the use of  any  material patent, trademark, trade name, license or copyright relating to  the  Assets  or  the Business,

     including, without limitation, any material Intellectual Property,  or dispose  of  or  disclose  to  any  person, any trade secret, formula,

     process, technology or know-how other  than  in the ordinary course of

     Business  material  to  the Assets or the Business  not  heretofore  a matter of public knowledge;

          (e)  not (i) sell any  assets  other  than  Excluded  Assets  and finished goods inventory sold in the ordinary course of business, (ii)

     contractually  incur any liability or obligation (absolute, accrued or contingent) except  in the ordinary course of business consistent with

     past  practice;  (iii)   write-off   (or  establish  reserves  against

     uncollectibility  for)  any  guaranteed  checks,   notes  or  accounts

     receivable except in the ordinary course of business consistent with past  practice,  (iv)  write-down the value of any asset or investment

     (including, without limitation,  any  of  the  Assets) on the books or records of the Business, except for depreciation  and  amortization in the  ordinary  course  of business consistent with past practice,  (v)

     cancel any debt or waive  any  claims or rights except in the ordinary course  of  business consistent with  past  practice,  (vi)  make  any commitment for  any capital expenditure relating to the Business to be made on or after April 29, 1996 (or, if the Closing occurs after April

     29, 1996, on or after  May  31, 1996), in excess of $5,000 in the case of any single expenditure or  $50,000  in  the  case  of  all  capital expenditures,  or  (vii)  establish  any  new reserves or increase any reserves already existing on Seller's books other than in the ordinary course of business consistent with past practice  based on information of  which  Seller  first  becomes  aware  following  the date  hereof,

     provided  that  clauses  (iii), (iv) and (vii) of this Section  5.1(e)

     will not prohibit Seller from taking any action required in accordance with generally accepted accounting  principles applied on a consistent basis  with  Seller's  past practices so  long  as  Seller  has  given

     Purchaser advance notice of such action;

          (f)  except as necessary to comply with applicable law, not enter into, modify or extend in  any  manner  the  terms  of any employment,

     severance or similar agreements with officers, directors  or employees nor  grant any increase in the compensation of officers, directors  or employees  involved in the Business, whether now or hereafter payable,

     including any  such  increase  pursuant  to  any  option, bonus, stock purchase,  pension, profit-sharing, deferred compensation,  retirement or other plan,  arrangement,  contract  or  commitment,  provided that

     Seller shall be permitted to increase the compensation of any salaried, non-officer employee in the ordinary course of business consistent with past practice if such increase  does  not exceed 6% of such employee's current salary;

          (g)  maintain   supplies   and  inventory  of  the  Business   in

     quantities historically maintained  in the ordinary course of business consistent with past practice;

          (h)  continue  to  extend  customers   credit,  collect  accounts

     receivable  and pay accounts payable and similar  obligations  in  the ordinary course of business consistent with past practice;

          (i)  neither  amend  or modify any Seller Benefit Plan nor commit to make any such amendment to any Seller Benefit Plan or adopt any new

     Seller Benefit Plan for the  benefit of any employees of the Business,

     except as necessary in order to comply with applicable law;

          (j)  perform in all material  respects  all  of  its  obligations under all, and not default in any material respect or suffer  to exist any  event  or  condition  which  with notice or lapse of time or both would constitute a default under any,  Seller Contracts, Real Property

     Leases and Personal Property Leases (except  those  being contested in good faith) and not amend any contract or commitment  that is or would be a Seller Contract, Real Property Lease or Personal Property  Lease,

     other  than  in  the  ordinary course of business consistent with past practice;

          (k)  to the extent  available  at  commercially reasonable rates,

     maintain in full force and effect and in the same  amounts policies of insurance  comparable in amount and scope  of  coverage  to  that  now maintained with respect to the Business;

          (l)  prepare  and  file  all  federal,  state,  local and foreign returns  for  taxes  and  other  tax  reports,  filings and amendments thereto  required  to  be  filed  by it, and allow Purchaser,  at  its reasonable request, to review all such  returns,  reports, filings and amendments,  other  than with respect to Excluded Assets  or  Excluded

     Liabilities at Seller's  offices  during  normal  business  hours upon prior  request  prior  to  the filing thereof, which review shall  not interfere with the timely filing of such returns;

          (m)  continue to maintain  and  service  the  Assets  used in the conduct  of  the  Business  in  the same manner as is consistent  past practice;

          (n)  continue to enter into contracts for the purchase of cotton,

     polyester,  yarn,  greige  fabrics and  other  raw  materials  in  the ordinary course of business consistent with past practice;

          (o)  continue to maintain  its  books  and  records in accordance with  generally  accepted accounting principles, consistently  applied

     (to the extent applicable),  and  on  a basis consistent with the past practice of the Business;

          (p)  continue  its  cash management  practices  in  the  ordinary course of business consistent with past practice;

          (q)  continue to fund  its obligations with respect to the Seller

     Benefit Plans on a timely basis  in  the  ordinary  course of business consistent with past practice; and

          (r)  promptly  notify  Purchaser of any event or occurrence  that has had or may reasonably be  expected  to  have  a  Material  Adverse

     Effect.

     In connection with the continued operation of the Business between the date  of  this Agreement and the Closing Date, Seller shall advise and,  to the extent permitted by applicable law, use its good faith reasonable efforts to confer in good faith on a regular basis with the chief executive officer  of Purchaser and his designees with respect  to  material  matters affecting  or impacting the operations of the Business and will advise and,

to the extent  permitted  by  applicable law, use its good faith reasonable efforts to consult in general with respect to the ongoing operations of the

Business  including,  without  limitation,   material   matters   regarding

litigation   (including,   without   limitation,  any  proposed  settlement

thereof), capital expenditures, credit approvals, environmental matters and

Seller's general plans and strategies  with respect to purchases of cotton,

polyester,  yarn,  greige  fabrics  and  other   raw   materials.    Seller

acknowledges  that Purchaser does not and will not waive any rights it  may have under this  Agreement  as  a  result of such consultations nor, if the

Acquisition is not consummated, shall  Purchaser  be  responsible  for  any decisions  made  by  the  officers  or  directors of Seller with respect to matters which are the subject of such consultation.

     Section  5.2  INSPECTION AND ACCESS TO  INFORMATION.   Except  to  the

extent  that any inspection or access  to  information  violates  any  law,

Order, Seller  Contract  or License, from the date of this Agreement to the

Closing Date or until this  Agreement  is terminated as provided in Article

8, Seller shall (and shall cause its subsidiaries  and officers, directors,

employees, auditors and agents to) provide Purchaser  and  its accountants,

investment bankers, counsel, environmental consultants and other authorized representatives, as often as may be reasonably requested, full access, upon

prior   notice,   during   normal   business  hours  and  under  reasonable

circumstances,  to  any  and  all  of its  premises,  employees  (including executive officers), properties, contracts, commitments, books, records and other information (including tax returns  filed  and  those in preparation)

and  shall  cause its officers to furnish to Purchaser and  its  authorized representatives,  promptly  upon  reasonable  request therefor, any and all financial, technical and operating data and other information pertaining to the Business (other than tax returns with respect to Excluded Assets or

Excluded  Liabilities),  and  otherwise  fully  cooperate  with Purchaser's conduct of its due diligence.

     Section  5.3  NO  SOLICITATION OF  TRANSACTIONS.   Neither Seller  nor

Triarc  nor  any of their Affiliates shall directly or indirectly,  through any officer, director,  agent  or otherwise, initiate, solicit or knowingly encourage  (including  by  way  of  furnishing  non-public  information  or assistance),  or  take  any  other  action  to  facilitate  knowingly,  any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as hereinafter defined),

or  enter  into discussions or negotiate  with  any  person  or  entity  in furtherance  of  such  inquiries  or  to obtain a Competing Transaction, or agree to or endorse any Competing Transaction,  or  authorize or permit any of the officers, directors or employees of Seller, Triarc  or  any of their

Affiliates   or   any   investment  banker,  financial  advisor,  attorney,

accountant or other representative  retained  by  such entities to take any such  action,  except,  in  each case, as may be otherwise  required  under applicable law in the exercise  of  the  fiduciary  duties  of the board of

directors  of  Triarc.   Seller  shall notify Purchaser orally (within  one

business day) and in writing (as promptly  as  practicable) of all relevant terms of any such inquiries and proposals which  Seller,  Triarc  or any of their  Affiliates  or  any  such  officer,  director,  employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, and if such inquiry or proposal is in  writing, Seller shall deliver to Purchaser a copy of  such  inquiry  or

proposal.   For  purposes  of this Agreement, "Competing Transaction" shall mean any of the following with regard to all or any portion of the Business or  the Assets: (a) any merger,  consolidation,  share  exchange,  business combination,  stock sale or other similar transaction involving Seller; (b)

any sale, lease,  exchange, mortgage, pledge, transfer or other disposition of any material portion  of  the Assets or

Business in a single transaction

or series of transactions (other  than  the  sale of Assets contemplated by this Agreement); or (c) any public announcement  of  a  proposal,  plan  or intention  to  do any of the foregoing or any agreement to engage in any of the foregoing.

     Section  5.4  REASONABLE   EFFORTS;  FURTHER  ASSURANCES; COOPERATION.

Subject to the other provisions  of  this  Agreement  and  except as may be otherwise  required  under applicable law in the exercise of the  fiduciary duties of the board of  directors  of Triarc, the parties hereto shall each use reasonable, good faith efforts to  perform their obligations herein and to take, or cause to be taken, or do, or  cause  to  be  done,  all  things

necessary,   proper  or  advisable  under  applicable  law  to  obtain  all regulatory approvals  and  satisfy all conditions to the obligations of the parties under this Agreement  and  to  cause  the transactions contemplated herein to be effected on or prior to April 30,  1996 in accordance with the terms hereof and shall cooperate fully with each other and their respective officers,  directors,  employees, agents, counsel,  accountants  and  other designees in connection  with  any  steps required to be taken as a part of their  respective  obligations  under this  Agreement,  including,  without limitation:

          (a)  Seller and Purchaser  shall  promptly  make their respective filings and submissions and shall take all actions  necessary,  proper or  advisable  under  applicable  laws  and  regulations to obtain any required approval of any foreign, federal, state or local governmental agency  or  regulatory  body with jurisdiction over  the  transactions

     contemplated by this Agreement.   Seller  and  Purchaser shall furnish

     all information required for any application or  other  filing  to  be made  pursuant  to  the  rules  and regulations of any applicable law,

     including, without limitation, under  the  HSR Act, in connection with the transactions contemplated by this Agreement;

          (b)  Each  of  Seller and Purchaser will  use  their  good  faith reasonable  efforts vigorously  to  contest  and  resist  any  action,

     including legislative, administrative or judicial  action, and to have

     vacated,  lifted,   reversed   or  overturned  any  decree,  judgment,

     injunction  or  other  order  (whether   temporary,   preliminary   or

     permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this

     Agreement,  including,  without limitation, by vigorously pursuing all available  avenues  of administrative  and  judicial  appeal  and  all

     available legislative  action.   Each  of  Seller  and  Purchaser also

     agrees  to  discuss  and  consider in good faith any and all  actions,

     including  without  limitation   the  disposition  of  assets  or  the

     withdrawal from doing business in  particular  jurisdictions, required by  regulatory  authorities  as  a condition to the  granting  of  any approvals  required  in  order  to  permit  the  consummation  of  the transactions contemplated by this Agreement  or  as may be required to avoid,  lift,  vacate  or reverse any legislative or  judicial  action which  would otherwise cause  any  condition  to  Closing  not  to  be satisfied;

          (c)  (i)  Seller  shall  give  any  notices to third parties, and

     Seller  and  Purchaser  shall  each  use its good  faith  commercially reasonable efforts (which shall not require payments of money to third parties  in  order  to  obtain waivers or  consents  from  such  third parties) (in consultation  with  each other) to obtain any third party consents  (A)  necessary or  proper  to  consummate  the  transactions contemplated in  this  Agreement,  (B)  disclosed  or  required  to be disclosed in the Schedules to this Agreement, (C) required to avoid  a material  breach  of  or  default under any material Seller Contracts,

     Real Property Leases or Personal  Property  Leases  in connection with the consummation of the transactions contemplated in this

     Agreement or (D) required to  prevent  a  Material Adverse Effect from occurring prior to the Closing Date or a material adverse effect on the

     Business as currently conducted after the Closing Date;

          (ii) In  the  event  that  Seller  shall fail to obtain any third party consent described in subsection (c)(i)  above,  Seller shall use its good faith reasonable efforts (which shall not include the payment of  money by Seller unless fully reimbursed by Purchaser),  and  shall take  any  such actions reasonably requested by Purchaser, to minimize any adverse effect upon the Business as currently conducted resulting,

     or which could  reasonably  be  expected  to  result after the Closing

     Date,  from  the  failure  to  obtain such consent.   Subject  to  the

     immediately preceding sentence,   such  actions shall include, without

     limitation,  if reasonably requested by Purchaser  and  if  such grant would not constitute a violation of applicable law or a breach  of the applicable  contract,  the granting of a limited power of attorney  by

     Seller to Purchaser to permit  Purchaser  to  act  on  Seller's behalf

     under  the  applicable  contracts  and  agreements,  in  which   event

     Purchaser  shall  indemnify Seller under Section 9.2(d) for any Losses incurred by Seller  as  a  result of Purchaser acting pursuant to such power of attorney (other than  any third party claim for breach to the extent resulting from the actual  grant by Seller of the limited power of attorney); provided, that clause  (ii)  of Section 9.2(d) shall not be operative solely by reason of the fact that  Seller has been unable to obtain such third party consent;

          (d)  Each party shall give prompt notice to  the other of (i) the occurrence,  or  failure  to occur, of any event which  occurrence  or failure would be likely to  cause  any  representation  or warranty of

     Seller  or Purchaser, as the case may be, contained in this

     Agreement to be untrue or inaccurate in any material  respect at any time from the date hereof to the Closing  Date or that will  or  may result in the failure to satisfy any of the conditions specified in

     Article 6 hereof and (ii) any failure of Seller or Purchaser, as the case may be, to comply  with  or satisfy any covenant, condition or agreement in any material respect to be complied with  or  satisfied by any of them hereunder; and

          (e)  Without the prior written consent of  Purchaser, Seller will not  terminate any employee if such termination would  result  in  the payment  of  any amounts pursuant to "change in control" provisions of any employment agreement or arrangement.

     Section 5.5  PUBLIC ANNOUNCEMENTS.   The  timing  and  content  of all

announcements  regarding  any  aspect of this Agreement or the transactions contemplated  hereby  to  the  financial  community,  government  agencies,

employees or the general public shall be mutually agreed upon in advance by

Purchaser and Triarc (unless Seller or Purchaser is advised by counsel that any  such announcement or other disclosure  not  mutually  agreed  upon  in advance is required to be made by law or applicable stock exchange rule and then only  after  making a reasonable attempt to comply with the provisions of this Section), provided  that upon the signing of this Agreement, Triarc may file a current report on  Form  8-K and issue a press release regarding this  Agreement  and  the  transactions  contemplated  hereby,  subject  to

Avondale's right to review and comment on  such  Form 8-K and press release prior to their issuances.

     Section 5.6  SUPPLEMENTS TO SCHEDULES.  From time  to  time  up to the

Closing  Date, Seller will promptly supplement or amend the Schedules which it has delivered  pursuant  to  this  Agreement  with respect to any matter hereafter  arising which, if existing or occurring  at  the  date  of  this

Agreement, would  have  been  required to be set forth or described in such

Schedules  or  which  is
necessary  to  correct  any  information  in  such

Schedules which has been  rendered  inaccurate  thereby.   No supplement or

amendment  to  any  Schedule  shall  have  any  effect  for the purpose  of determining satisfaction of the conditions set forth in Section  6.2 or 6.3 of  this  Agreement  unless  such  supplement  or amendment is accepted  by

Purchaser in writing in its reasonable discretion;  PROVIDED, HOWEVER, that if  the  Closing occurs, all Schedules hereto shall be  deemed  amended  to reflect any  supplements  or amendments delivered to Buyer pursuant to this

Section 5.6.

     Section 5.7  OFFER OF EMPLOYMENT. Purchaser may offer employment as of the Closing Date to such employees  of the Business as Purchaser desires to

employ.   In  connection  with  and  immediately   following  the  Closing,

Purchaser  shall  not  act or fail to act in any manner  which  results  in

Seller being in violation of or incurring a Loss under the WARN Act.

     Section 5.8  EMPLOYEE BENEFIT PLANS

     (a)  RETIREMENT SAVINGS PLAN.

          (i)  On or prior  to  or as soon as practicable after the Closing

     Date, Seller shall (A) spinoff  the  assets  and  liabilities  of  the

     Graniteville  Company  Retirement  Savings  Plan  attributable  to the current  and  former  employees  of  Patrick into a separate plan in a manner that satisfies the requirements  of  Section 414(l) of the Code and  Title  I  of  ERISA  and  (B)  cause the trustee  of  the  Triarc

     Companies, Inc. 401(k) Master Trust (the  "Master Trust") to liquidate assets representing an amount equal to the  full  account  balances of the current and former employees of Seller then participating  in  the

     Graniteville  Retirement  Savings  Plan as it exists after the spinoff referred to in clause (A) above (the "Seller Savings Plan"); provided,

     however, that to the extent the Seller  Savings  Plan  is  invested in guaranteed investment contracts ("GICs") that cannot by their terms be liquidated in connection with
     the sale of the Assets to Purchaser (the

     "Illiquid   GICs"),   then  such  Illiquid  GICs  as   are  reasonably

     acceptable to Purchaser  (as  determined  by  Purchaser  based  on the conclusion  that  would  be  reached  by  a reasonably prudent person,

     acting   in   a   commercially   reasonable  manner,   under   similar

     circumstances) and the total value  of  which bear the same proportion to the total value of  all Illiquid GICs  as  the  total  value of the accounts of the Seller Savings Plan invested in the GIC fund under the

     Master Trust as of the last day of the month immediately preceding the

     Closing Date bears to the total value of the GIC fund as of  such date shall  be allocated to the Seller Savings Plan; further provided  that in no event  will  the  value  of  such Illiquid GICs allocated to the

     Seller Savings Plan exceed $7,500,000.

          (ii) Seller will provide Purchaser  on or prior to April 3, 1996,

     correct and complete copies (including all schedules) of the contracts for  the  Illiquid  GICs  and will hereafter provide  such  additional information regarding the GICs  in  the  Master Trust as is reasonably requested by Purchaser.  Purchaser shall notify  Seller  in writing of those  Illiquid  GICs  (if any) that are not reasonably acceptable  to

     Purchaser as determined  by  Purchaser pursuant to clause (i) above on or  prior  to April 11, 1996.  Seller  agrees  to  pay  all  expenses,

     charges and penalties associated with the liquidation of the GICs held by the Master  Trust  (including, without limitation, any GIC breakage costs).  Following the liquidation of such assets as can be liquidated and the identification  and  allocation  of  the  Illiquid  GICs,  the trustee  of  the Master Trust shall segregate cash and cash equivalent assets and the Illiquid GICs allocable to the Seller Savings Plan in a manner that satisfies Section 414(1) of the Code and Title I of ERISA,

     and shall notify Seller and Purchaser in writing that such segregation

     is complete.   As  soon  as  practicable after the later of receipt of

     such notice or
     the Closing Date, Purchaser shall assume and become the

     sponsor of the Seller Savings  Plan  as  the  successor or assignee of

     Seller   (the   "Assumption   Time"),   and  Seller  shall   have   no

     responsibility as a plan sponsor, plan administrator,  named fiduciary or  as  a  contributing  employer  with  respect to the operation  and administration of the Seller Savings Plan  after  the Assumption Time.

     Seller shall continue to serve as the plan sponsor  for  and  shall be responsible for the operation and administration of the Seller Savings

     Plan  until the Assumption Time, and Seller shall indemnify Purchaser,

     its Affiliates  and  each  officer, employee and director of Purchaser and its Affiliates and each  person  or  entity that is a fiduciary of the Seller Savings Plan  after the Assumption  Time  against, and hold each of them harmless from, any and all Losses incurred or suffered by any  of them arising out of, in respect of or in connection  with  the operation  and  administration of the Seller Savings Plan prior to the

     Assumption  Time.    Seller   shall  make  any  and  all  filings  and

     submissions to the appropriate  governmental  agencies  required to be made on behalf of the Seller Savings Plan, including, but  not limited to Form 5500,  for any period before the Assumption Time.

          (iii) Notwithstanding the  foregoing,  (A)  if Purchaser notifies

     Seller on or prior to April 11, 1996, that the Illiquid  GICs proposed to  be  allocated  to  the  Seller  Savings  Plan  are  not reasonably acceptable to Purchaser (as determined by Purchaser pursuant to clause

     (i)  above),  and  the  parties  are  unable  to  agree  upon mutually acceptable alternative arrangements prior to Closing or (B)  if Seller notifies  Purchaser  on or prior to April 3, 1996, that it desires  to remain as sponsor of the  Seller  Savings  Plan,  Seller  shall retain sponsorship  of  the  Seller  Savings  Plan.  In such event, Purchaser agrees  to  allow any eligible rollover distributions  made  from  the

     Seller Savings Plan (including an eligible rollover distribution of notes held in connection with participant loans from the Seller

     Savings Plan) to those  employees of the Business who are employees of

     Purchaser  to be rolled over  into  a  qualified  plan  maintained  by

     Purchaser provided  such  employees  are employees of Purchaser at the time of the rollover to Purchaser's plan.

          (b)  OTHER EMPLOYEE BENEFIT PLANS.   Purchaser shall enroll those

employees of Seller who become employees of Purchaser  or its Affiliates in its  employee benefit plans, effective as of the Closing  (or  as  soon  as practicable  thereafter),  including its 401(k) plan, section 125 cafeteria plan, medical plan, dental plan,  life insurance plan, and disability plan,

under the same terms and conditions  applicable to other similarly situated employees  of Purchaser, giving such employees  service  credit  for  their employment with Seller for eligibility and vesting purposes for Purchaser's

401(k) plan  and  all  other  Purchaser  employee benefit plans (including,

without limitation, job posting, vacation and service awards, but excluding credit for early retirement benefits under  Purchaser's medical plan) as if such service had been performed with Purchaser  and waiving any preexisting condition exclusion with respect to Purchaser's medical plan, to the extent that  such  preexisting  condition would have been covered  under  Seller's healthcare plan.  Purchaser  shall  also  enroll  in  its  medical plan all former employees of Seller or their dependents who are entitled  as  of the

Closing Date to continued coverage under Seller's healthcare plan either as a result of the requirements of the Consolidated Omnibus Reconciliation Act of  1985 or as retirees.  Purchaser shall credit each such current employee and former  employee  with  all deductible payments and co-payments paid by such current employee or former  employee  under  Seller's  healthcare plan prior  to  the  Closing  Date during the current plan year for purposes  of determining the extent to  which  any  such  current or former employee has satisfied his or her deductible and
whether he  or she has reached the out-

of-pocket maximum under the Purchaser'S medical plan  for  such  plan year.

Purchaser  shall  pay claims for benefits by employees and former employees of the Business under  the Seller Benefit Plans incurred but not paid prior to the Closing Date according  to  such transition claims procedures as may be developed by Purchaser and Seller,  and  Triarc  agrees  to provide such assistance  as  may  be  necessary  to  implement  such  transition  claims procedures.

     Section 5.9  CONVEYANCE TAXES. Purchaser and Seller shall cooperate in

the   preparation,   execution,   filing   and   audit   of   all  returns,

questionnaires, applications, or other documents with respect to  any  real property  transfer  or  gains,  sales,  use,  transfer,  value added, stock transfer and stamp taxes, any transfer, recording, registration  and  other fees,  and  any  similar taxes (including any interest and penalties) which become payable in connection with the transactions contemplated hereby that are required or permitted  to  be  filed  on or before the Closing.  Seller shall be responsible for the payment of all  real  property  transfer taxes

("Transfer  Taxes")  based  on its good faith, reasonable estimate  of  the value of the Real Property (which  value  shall  be  used  by Seller in the preparation  and filing of its 1996 federal, state and local  tax  returns)

(the "Seller Value").   If the highest value allocated to the Real Property

by Purchaser in any federal, state or local tax return or on its books (the

"Purchaser Value") is higher  than  the  Seller  Value,  and  the amount of

Transfer  Taxes  initially  paid  by  Seller  is  challenged  by any taxing authority  such  that Seller is required to pay additional Transfer  Taxes,

Purchaser will reimburse  Seller  for  the  lesser  of  (a) such additional

Transfer Taxes or (b) the applicable Transfer Tax rate TIMES  the excess of the Purchaser Value over the Seller Value; provided that in no  event  will

Purchaser  be  required  to  pay  more than 50% of the total Transfer Taxes

payable  as  a result of the transactions  contemplated  hereby.   Each  of

Purchaser and  Seller  shall  pay  any  of  such fees and taxes (other than

Transfer Taxes) that such party is
obligated  to  pay under applicable law, and each of Purchaser and Seller shall indemnify the  other for any failure of such party to pay such fees and taxes

(including interest and penalties imposed thereon).

     Section 5.10 FINANCIAL STATEMENTS.  Prior to the Closing, Seller shall deliver to Purchaser within fifteen (15) business days following the end of

each   accounting  period,  (a)  regularly  prepared  financial  statements including  a  balance  sheet  of  the  Business  as of the last day of such accounting  period  after  the  date of this Agreement  together  with  the statement of income, stockholders'  equity  and  cash flows of the Business for  such  accounting  period which financial statements  shall  have  been prepared (i) from and shall  be in accordance with the books and records of

Seller and shall fairly present  in  all  material  respects  the financial position  of  the  Business  as  of  the  date  thereof and the results  of operations and changes in cash flows for the periods  set forth therein and

(ii)   in   accordance   with   generally  accepted  accounting  principles

consistently applied during the   periods  involved  (subject  to  lack  of

footnotes  and normal year-end audit adjustments), and (b) a certificate of the chief financial  officer  of  Seller  certifying  that  such  financial

statements   delivered  pursuant  to  clause  (a)  have  been  prepared  in accordance with the requirements of this Section 5.10.

     Section 5.11 SELLER  BANK ACCOUNTS.  On the Closing Date, Seller shall effect the transfer of all amounts held in the Bank Accounts as of the Cut-

Off Time to an account designated by Seller.  Thereafter, Seller will cause all amounts received in the  Bank  Accounts  after  the Cut-Off Time (other than  any  proceeds  included within the Excluded Assets)  to  be  paid  to

Purchaser on a daily basis  by wire transfer of immediately available funds

to  an  account designated by Purchaser.   Seller  shall  take  all  action

reasonably  necessary  to  cause  the administrator of the lock box account

maintained  for  the  collection  of  trade   receivables  to  deliver  all

remittance advices
and statements to Purchaser.  Promptly following the end

of  each  month  through  and  including December 1996  (and  at  any  time thereafter as reasonably requested  by  Purchaser), Seller shall deliver to

Purchaser a statement certified as accurate  by the chief financial officer of Seller or Triarc indicating the amount of cash  received  in  each  Bank

Account  during  such  month and the amount transferred to Purchaser during such month.

     Section 5.12 ACCESS  TO  BOOKS  AND  RECORDS.   Following the Closing,

Purchaser  shall provide Seller with reasonable access  to  all  books  and records and  provide Seller with such cooperation, assistance and access to personnel as Seller may reasonably request with respect to the tax basis of the Assets and  the  filing  of  all  transfer  tax  returns  during normal business  hours  upon  prior  notice,  provided  that such access shall  be subject to the execution of a mutually agreeable confidentiality  agreement

(which agreement shall not be unreasonably withheld).  Seller shall provide

Purchaser  with  reasonable  access  to  all  books and records and provide

Purchaser  with such cooperation, assistance and  access  to  personnel  as

Purchaser may  reasonably  request  with respect to the Excluded Assets and

Excluded Liabilities during normal business  hours upon prior notice to the extent reasonably necessary in connection with  the  ongoing  operations of the Business.

     Section 5.13 NONSOLICITATION.   Except  as disclosed to Purchaser  in

writing on or prior to the date hereof, Seller and Triarc hereby agree that neither Seller, Triarc nor any of their respective Affiliates shall, during the period ending two years after the date hereof,  in any manner, directly or by assisting others, employ or attempt to employ,  on their behalf or on behalf  of  any  other  person,  firm or corporation, any employee  of  the

Business who is offered employment by the Purchaser.

     Section 5.14 INSURANCE.  Seller  shall  in  good  faith cooperate with

Purchaser and take all actions reasonably requested by Purchaser  that  are necessary or desirable to permit Purchaser to have available to it following  the  Closing  the  benefits  (whether direct or indirect) of the insurance policies maintained by Seller with  respect to the Business which are currently in force.  All costs relating to  the  actions  described  in this Section shall be borne by Purchaser.

     Section  5.15 PURCHASE  OF  DYES  AND CHEMICALS.  From the date hereof until the Closing Date, Purchaser will not  enter  into any commitment with respect to the purchase of any dye or chemical for use primarily in Buyer's textile  manufacturing  operations that has a term longer  than  three  (3)

months.

     Section 5.16 TIMBER  CONTRACT.   Seller  shall  use  its  commercially

reasonable good faith efforts to cause the current timber cutting on "Tract

L" included within the Real Property to cease as soon as possible; provided that (i) Seller will not be required to pay any money in excess  of  a  pro rata  portion  of amounts previously paid to Seller for such timber rights,

based on the ratio  of  the  number  of  acres as to which such rights were granted that remain to be cut to the total number of acres as to which such rights were granted, and (ii) Seller shall  not  effect  any  amendment  or other  settlement  with  respect  to  such  timber rights without the prior consent of Purchaser.  At the Closing, Seller shall pay Purchaser an amount equal  to  $241,642  MINUS  any  amount  paid by Seller  (with  Purchaser's consent) to terminate such timber cutting on Tract L.

                            ARTICLE 6.

                            CONDITIONS

     Section 6.1 CONDITIONS TO EACH PARTY'S  OBLIGATIONS.   The  respective

obligations  of  each party to effect the transactions contemplated  hereby shall be subject to  the  fulfillment at or prior to the Closing of each of the following conditions:

          (a)  INJUNCTION.   As of the Closing, there shall be no effective

     injunction, writ or preliminary  restraining order or any order of any nature  issued  by a court or governmental  or  regulatory  agency  of competent jurisdiction to the effect that the purchase and sale of the

     Business and the  Assets may not be consummated as herein provided, no proceeding  or  lawsuit  shall  have  been  commenced  by  any  court,

     governmental or regulatory  agency  for  the  purpose of obtaining any such injunction, writ or preliminary restraining  order and no written notice  shall  have  been  received  from  any  such court  or  agency indicating  an  intent  to  restrain,  prevent,  materially  delay  or restructure the transactions contemplated by this Agreement.

          (b)  CONSENTS.  All consents, approvals, orders or authorizations of, or registrations, declarations or filings with,  any  governmental agency  or  public  or  regulatory  unit,  agency,  body  or authority required in connection with the execution, delivery or performance  of this  Agreement  shall  have  been  obtained or made, except where the failure to have obtained or made any  such  consent,  approval, order,

     authorization, declaration or filing would not have a Material Adverse

     Effect  prior  to  the  Closing  or a material adverse effect  on  the

     Business as currently conducted after the Closing.

     Section 6.2 CONDITIONS TO OBLIGATIONS  OF  PURCHASER.  The obligations of Purchaser to consummate the transactions contemplated  by this Agreement shall be subject to the fulfillment at or prior to the Closing  of  each of the following additional conditions:

          (a)  REPRESENTATIONS  AND  WARRANTIES.   The  representations and

     warranties of Seller set forth in Article 3 of this Agreement shall be true  and  correct  in all material respects as of the  date  of  this

     Agreement and as of the  Closing  Date as though made on and as of the

     Closing Date (except for those representations  or  warranties made as of  a  specific date which shall be true and correct in  all  material respects as of such date).

          (b)  PERFORMANCE  OF  OBLIGATIONS  OF  SELLER.  Seller shall have performed  in  all  material  respects  all covenants  and  agreements required to be performed by it under this Agreement on or prior to the

     Closing Date.

          (c)  NO  MATERIAL  ADVERSE  CHANGE.  Between  the  date  of  this

     Agreement  and  the Closing, there shall  not  have  been  (nor  shall

     Purchaser have become  aware  of)  any material adverse change, or any extraordinary event which could reasonably  be expected to result in a material adverse change (which shall not include any adverse change in general economic, business or industry conditions),  in  or  affecting the assets, liabilities, results or operations, financial condition or business of the Business or Seller.

          (d)  CERTIFICATE.   Seller  shall  have delivered to Purchaser  a

     certificate  of its appropriate officers as  to  compliance  with  the conditions set forth in Sections 6.2(a), (b) and (c).

          (e)  OPINION  OF SELLER'S COUNSEL.  Purchaser and, at Purchaser's

     request, such other persons listed on SCHEDULE 6.2(e), all of whom are providing equity or debt financing to

     Purchaser in connection with the

     Acquisition, shall have  received  an  opinion of The McNair Law Firm,

     P.A., and Purchaser shall have received  an  opinion  of  Paul, Weiss,

     Rifkind,   Wharton   &   Garrison,   each   dated  the  Closing  Date,

     substantially  in  the  form  attached hereto as  EXHIBITS  B  and  C,

     respectively.

          (f)  MATERIAL CONTRACTS.   Purchaser  shall have received written

     consents  to  the  assignment of all Seller Contracts,  Real  Property

     Leases  and  Personal  Property  Leases  or  written  waivers  of  the provisions of  any  Seller Contracts, Real Property Leases or Personal

     Property Leases requiring  the  consents of third parties as set forth in SCHEDULE 6.2(f).  All such consents  and  waivers  shall be in full force and effect.  For the purposes of this Section 6.2(f),  if Seller has  satisfied  in  full  its obligations under Section 5.4(c)(i)  and offers (pursuant to Section  5.4(c)  or  otherwise) to grant a limited power  of  attorney  to  Purchaser on terms reasonably  acceptable  to

     Purchaser to act on Seller's  behalf  under  any Seller Contract, Real

     Property Lease or Personal Property Lease requiring  the  consent of a third  party  as  set  forth in Schedule 6.2(f), and delivery of  such power of attorney could  reasonably  be  expected  to afford Purchaser substantially all of the rights and benefits available to Seller under such Contract or Lease and would not be deemed to constitute  a breach of any such Contract or Lease or violate applicable law, such granting of the limited power of attorney shall constitute the consent required

     under  this  Section  6.2(f).   In  such circumstance, Purchaser shall

     indemnify Seller under Section 9.2(d)  for  any Losses incurred by the

     Seller  as  a result of Purchaser acting pursuant  to  such  power  of attorney (other  than  any  third party claim for breach to the extent resulting from the actual grant by Seller of the limited power of attorney); provided that clause (ii) of Section 9.2(d) shall not be operative  solely by reason of the fact that Seller has been unable to obtain such third party consent.

          (g)  SUPPLY AGREEMENT.  Patrick shall have executed and delivered to Purchaser  the  Supply  Agreement  in  the  form attached hereto as

     EXHIBIT D.

          (h)  RELEASE OF LIENS.  Seller shall have delivered  to Purchaser

     UCC-3  termination  statements  and  mortgage releases which shall  be sufficient to release all Liens on the  Assets  (other  than Permitted

     Liens)  including,  without  limitation, those set forth in  SCHEDULES

     3.5(a), affecting the Assets (including,  without limitation, the Real

     Property).

          (i)  NPC CONTRACT.  The NPC Contract shall  have  been amended to provide  that  it can be terminated by either party thereto  upon  six

     months' prior written  notice.   Such amendment shall not be deemed to

     be in breach or violation of any provision of this Agreement and shall not be required to be reflected on any Schedule hereto.

     Section 6.3  CONDITIONS TO OBLIGATIONS OF  SELLER.  The obligations of

Seller  and  Triarc  to consummate the transactions  contemplated  by  this

Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

          (a)  REPRESENTATIONS  AND  WARRANTIES.   The  representations and

     warranties of Purchaser set forth in Article 4 of this Agreement shall be true and correct in all material respects as of the  date  of  this

     Agreement  and  as of the Closing Date as though made on and as of the

     Closing Date (except  for  those representations or warranties made as of a specific date which shall  be  true  and  correct in all material respects as of such date).

          (b)  PERFORMANCE  OF OBLIGATIONS BY PURCHASER.   Purchaser  shall

     have performed in all material  respects  all covenants and agreements required to be performed by it under this Agreement on or prior to the

     Closing Date.

          (c)  CERTIFICATE.  Purchaser shall have  delivered  to  Seller  a certificate  of  its  appropriate  officers  as to compliance with the conditions set forth in Sections 6.3(a) and (b).

          (d)  OPINIONS OF PURCHASER COUNSEL.  Seller  shall  have received opinions  of  King  &  Spalding and Wyche,  Burgess, Freeman &  Parham

     dated the Closing Date,  to  the effect set forth on EXHIBITS E and F,

     respectively,  and  otherwise  in   form   and   substance  reasonably

     satisfactory to Seller.

          (e)  SUPPLY  AGREEMENT.   Purchaser  shall  have   executed   and

     delivered  to  Seller the Supply Agreement in the form attached hereto as EXHIBIT D.

          (f)  ASSUMPTION  AGREEMENT.   Purchaser  shall  have executed and

     delivered  to  Seller  the  Assumption Agreement in the form  attached hereto as EXHIBIT G.



                            ARTICLE 7.

                              CLOSING

     Section  7.1  CLOSING.   The   consummation   of   the   transactions

contemplated by this Agreement are herein  referred  to  as  the "Closing."

The  "Closing  Date"  shall  be the date on which the Closing occurs.   The

Closing shall occur three business  days  after Purchaser has given written notice to Seller of its desire to close the Acquisition; PROVIDED, HOWEVER,

that the Closing shall not in any case occur on any date later than May 31,

1996, without Seller's written consent.  Subject to the preceding sentence,

Purchaser and Seller acknowledge their desire  to have the Closing occur at

10:00  a.m.  on  April  29, 1996, or as soon thereafter  as  is  reasonably practicable.  The Closing  shall  take  place  at  the  offices  of  King &

Spalding, 191 Peachtree Street, Atlanta, Georgia, or at such other place as

Seller and Purchaser shall agree.

     Section  7.2 ITEMS  TO  BE  DELIVERED  AT CLOSING.  At the Closing and

subject to the terms and conditions herein contained:

          (a)  Seller shall deliver to Purchaser the following:

               (i)  such   bills   of   sale,  assignments,   endorsements,

          certificates of title, special  or  limited  warranty  deeds with respect  to  the  Real  Property,  and  other good and sufficient instruments  and documents of conveyance and  transfer,  in  form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and  effective  to  transfer and assign to, and vest in

          Purchaser all of Seller's right, title and interest in and to the

          Assets, including, without limitation,  (A)  good and valid title in and to all of the Assets (including, without  limitation,  the

          Real  Property and motor vehicles) owned by Seller on the Closing

          Date, (B) good and valid leasehold interests in and to all of the

          Assets leased by Seller as lessee on the Closing Date and (C) all of Seller's  rights under all agreements, contracts, commitments,

          leases, instruments and other documents included in the Assets to which Seller is  a party or by which it has rights on the Closing

          Date, and simultaneously  with such delivery, all such reasonable steps will be taken as may  be  required  to  place  Purchaser in actual possession and operating control of the Assets; and

               (ii) copies of all such documentation to be used  to  effect the  change  of  the  name of Seller and any Affiliates to a name that does not include the name

          "Graniteville" and to reflect such

          change  in  all jurisdictions  where  each  Seller  or  any  such

          Affiliate is qualified to do business.

          (b)  Purchaser shall deliver to Seller the following:

                 (i) the Purchase Price deliverable pursuant to Section 2.1 hereof; and

                 (ii) an assumption agreement  substantially in the form of

          EXHIBIT  G  hereto pursuant to which Purchaser  will  assume  and agree to pay,  discharge  or perform, as appropriate, the Assumed

          Liabilities.

          (c)  The parties hereto also  shall  deliver  to  each  other the documents  and  instruments  referred to in Article 6 hereof and  such other documents and instruments  as  Seller  and  Purchaser  (or their respective counsel) shall reasonably request.

     Section 7.3  FURTHER ASSURANCES. Seller from time to time shall, at or after the Closing, at Purchaser's request, execute, acknowledge and deliver to  Purchaser  such  other instruments of conveyance and transfer and  will take such other actions  and  execute  and  deliver  such  other documents,

certifications  and further assurances as Purchaser may reasonably  request in order to vest  more  effectively  in Purchaser, or to put Purchaser more fully  in possession of, any of the Assets  (including, without limitation,

the Real Property), or to better enable Purchaser  to  complete, perform or discharge any of the Assumed Liabilities.  Each of the parties  hereto will cooperate  with  the other and execute and deliver to the other such  other instruments and documents  and take such other actions as may be reasonably requested from time to time  by any party hereto as necessary to carry out,

evidence and confirm the intended purposes of this Agreement.

                            ARTICLE 8.

                            TERMINATION

     Section 8.1 TERMINATION.  This Agreement may be terminated at any time at or prior to the Closing (the "Termination Date"):

          (a)  in writing by mutual consent of Triarc and Avondale;

          (b)  by notice from  Triarc  to  Avondale  if  the conditions set forth in Sections 6.1 and 6.3 hereof shall not have been fulfilled and such conditions cannot be fulfilled by Purchaser on or  before May 31,

     1996;

          (c)  by  notice  from  Avondale  to Triarc if the conditions  set forth in Sections 6.1 and 6.2 hereof shall not have been fulfilled and such conditions cannot be fulfilled by  Seller  on  or  before May 31,

     1996;

          (d)  by notice from either Avondale or Triarc to the other if the

     Acquisition shall not have been consummated on or before  May 31, 1996

     (unless the failure to consummate  the Acquisition by such  date shall be  due  to the action or failure to act of the party or its Affiliate seeking to  terminate  this  Agreement, including, without limitation,

     any breach of its obligations under Section 5.4);

          (e)  by notice from Seller  and Triarc to Purchaser and Avondale,

     if the board of directors of Triarc  is  required under applicable law in the exercise of its fiduciary duties to  terminate  this Agreement;

     or

          (f)  by notice from Purchaser and Avondale to Seller  and Triarc,

     if Wachovia Bank of Georgia, N.A., as agent ("Wachovia"), has notified

     Avondale in writing that it will not fund the loan for the purpose  of acquiring the Assets contemplated by that certain commitment letter,

     dated March 11, 1996, primarily based on Wachovia's determination that a material adverse  change  has  occurred  in either (i) the financial condition, operations, assets, prospects or  liabilities  of Purchaser and Avondale since August 25, 1995, or Seller since January 1, 1995 or

     (ii) the financial markets since March 11, 1996.

          Section 8.2 SPECIFIC PERFORMANCE AND OTHER REMEDIES.  The parties hereto  each  acknowledge  that the rights of each party to consummate  the transactions contemplated hereby  are  special, unique and of extraordinary character,  and that, in the event that any  party  violates  or  fails  or refuses to perform  any  covenant  or  agreement  made  by  it  herein, the non-breaching party may be without an adequate remedy at law.  The  parties each  agree,  therefore,  that  in  the event that either party violates or fails or refuses to perform any covenant  or  agreement  made by such party herein,  the non-breaching party or parties may, subject to  the  terms  of this Agreement  and in addition to any remedies at law for damages or other relief, institute  and  prosecute  an  action  in  any  court  of competent jurisdiction to enforce specific performance of such covenant or  agreement or seek any other equitable relief.

     Section 8.3 EFFECT  OF  TERMINATION.  In the event of  termination  of this Agreement pursuant to this  Article  8, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective  officers,  directors or stockholders,  except  for  obligations under Section 5.5, Article  10  (other  than  Sections 10.11 and 10.14) and

this   Section,   all   of  which  shall  survive  the  Termination   Date.

Notwithstanding the foregoing,  nothing  contained herein shall relieve any party from liability for any breach of this Agreement.

                            ARTICLE 9.

                          INDEMNIFICATION

     Section 9.1 INDEMNIFICATION OBLIGATIONS  OF  SELLER.  Subject  to  the

provisions of Sections 9.3, 9.4 and 9.5, Seller shall indemnify, defend and hold  harmless Purchaser and its subsidiaries and Affiliates, each of their respective  officers,  directors, employees, agents and representatives and each  of  the heirs, executors,  successors  and  assigns  of  any  of  the foregoing (collectively, the "Purchaser Indemnified Parties") from, against and in respect  of  any  and  all claims, liabilities, obligations, losses,

costs, expenses, penalties, fines and other judgments (at equity or at law)

and damages whenever arising or  incurred  (including,  without limitation,

amounts  paid  in  settlement  in  accordance  with Section 9.3,  costs  of investigation and reasonable attorneys' fees and  expenses)  (collectively,

"Losses") arising out of or relating to:

          (a)  any Excluded Liability;

          (b)  all or any portion of any Assumed Liability that is not included as a liability on the Statement of Net Assets;

          (c)  all or any portion of any Assumed Liability that  is in excess  of  the  amount  of  such Assumed Liability included as a liability on the Statement of Net Assets;

          (d)  any  breach  or inaccuracy  of  any  representation  or warranty  made  by Seller  or  any  of  its  Affiliates  in  this

     Agreement;

          (e)  any breach  of  any  covenant, agreement or undertaking made by Seller or any of its Affiliates in this Agreement;

          (f)  subject  to  the last paragraph  of  Section  9.1,  any liability or obligation  resulting  from  (i)  any  violation  by

     Seller  of  or  noncompliance by Seller with, in each case in any material respect,  any  Environmental Law, (ii) any notification,

     directive or similar instrument issued in writing by any court or other governmental agency  with  respect to any Environmental Law instructing Purchaser to take any  action  with  respect  to  any environmental  condition  that existed or occurred at or prior to the Closing arising out of  Seller's  conduct of the Business, to the  extent any liabilities or obligations  resulting  from  such notification,  directive  or  similar  instrument  would  not  be precluded  from  indemnification  under clause (i) above or (iii)

     any claim (including, without limitation,  claims for nuisance or trespass  or  exposure  to  hazardous or toxic materials  in  the workplace) brought by any court  or  other governmental agency or any third party under any Environmental  Law  with respect to any events or circumstances that existed at or prior  to the Closing,

     arising out of Seller's conduct of the Business, that  results in the payment of any money by, or the imposition of any restriction upon,  Purchaser  as  a  result  of  any judgment, administrative order, consent order or settlement, to  the  extent any liability or obligation resulting from such claim would  not  be  precluded from  indemnification  under  clause (i) above.  As used in  this paragraph  (f), the clause "Seller's  conduct  of  the  Business"

     shall include,  without  limitation,  the transportation by or on behalf  of Seller to or disposal by or on  behalf  of  Seller  of hazardous materials on property not owned by Seller, and Seller's use, ownership or occupancy of the Real Property;

          (g)  any  fraud  by  Seller  or  any  of  its  Affiliates in connection with the transactions contemplated hereby ;

          (h)  any    knowing    and   intentional   breach   of   any

     representation or warranty made  in  Section  3.4, Section 3.8 or

     Section 3.21 by Seller or any of its Affiliates; or

          (i)  any failure or inability of Seller to  obtain  consents to  the  assignment  of  the  Seller Contracts listed on Schedule

     9.1(i);  PROVIDED,  HOWEVER, the  Purchaser  Indemnified  Parties

     shall take such actions  that a reasonably prudent person, acting in a commercially reasonable  manner  and  seeking to minimize or

     mitigate   his  expenses  to  the  extent  reasonably   practical

     consistent with  prudent business practices (assuming such person did not have a right  to  indemnity  under this Agreement), would

     take  in  the  circumstances,  including,   without   limitation,

     accepting  a  limited  power  of attorney from Seller on a  basis consistent with Section 6.2(f).

The  Losses of the Purchaser Indemnified  Parties  described  in  this

Section 9.1 as to which the Purchaser Indemnified Parties are entitled

to  indemnification   are  hereinafter  collectively  referred  to  as

"Purchaser Losses"; PROVIDED,  HOWEVER,  that  Purchaser  shall not be entitled  to  indemnification for any type of Loss to the extent  that

there is a reserve  for  such  type  of   Loss on the Statement of Net

Assets, in which case Purchaser Losses shall  only  include the Losses of  that  type in excess of such reserve; PROVIDED, FURTHER,  HOWEVER,

that solely  for  the  purposes of determining the amount of Purchaser

Losses under this Section  9.1,  the  reserve  for  Losses of the type described  in Section 9.1(f) shall equal $650,000, regardless  of  the actual amount  of  the  reserve  for  such  Losses  reflected  on  the

Statement  of Net Assets; and PROVIDED, FURTHER, HOWEVER, that Section

9.1(f) shall  be  the
sole  source of indemnification with respect to claims arising pursuant to Environmental Laws.

With respect to claims for indemnification pursuant to Section 9.1(f),

Purchaser Losses shall not include any Losses (i) which constitute costs of causing the operation of the Business to comply with

Environmental Laws to the extent any costs so incurred exceed the

Commercially Reasonable Costs of causing the operation of the Business to comply in all material respects with Environmental Laws; (ii) which constitute costs of operating the Business in the ordinary course in compliance with Environmental Laws in all material respects except to the extent such costs constitute Commercially Reasonable Costs arising out of violations of Environmental Laws that existed or occurred at or prior to the Closing; (iii) which constitute costs of conducting the investigation and remediation of environmental conditions to the extent such costs exceed the Commercially Reasonable Costs of conducting investigation and remediation of said environmental conditions; or (iv) which arise out of or relate to the cost of speeding up the production line, modernizing any plant or equipment or production improvements except to the extent such speeding up,

modernization or improvements are required in order to comply in all material respects with Environmental Laws.  For purposes of this

Agreement, "COMMERCIALLY REASONABLE COSTS" shall mean the costs which a reasonably prudent person, acting in a commercially reasonable manner and seeking to minimize or mitigate his expenses to the extent reasonably practicable consistent with prudent business practices

(assuming such person did not have any right of indemnity under this

Agreement), would expend to resolve the matter.

     Section 9.2 INDEMNIFICATION OBLIGATIONS OF PURCHASER.  Subject to

the provisions of Sections 9.3, 9.4 and 9.5, Purchaser shall indemnify and hold harmless Seller, Triarc and their subsidiaries and

affiliates, each of their respective officers, directors, employees,

agents and representatives and  each of the heirs, executors,

successors and assigns of any of the foregoing (collectively, the

"Seller Indemnified Parties") from, against and in respect of any and all Losses arising out of or relating to:

          (a)  any of the Assumed Liabilities, except to the extent

     such Assumed Liabilities constitute Purchaser Losses pursuant to

     Section 9.1(b) or 9.1(c);

          (b)  any breach or inaccuracy of any representation or

     warranty in this Agreement or in any Purchaser Ancillary

     Documents;

          (c)  any breach of any covenant, agreement or undertaking

     made by Purchaser in this Agreement or in any Purchaser Ancillary

     Document; or

          (d)  the conduct of the Business after the Closing Date,

     except to the extent that any Loss of the Seller Indemnified

     Parties arising therefrom (i) is an Excluded Liability or (ii)

     results directly from facts or circumstances for which the

     Purchaser Indemnified Parties are entitled to indemnification from Seller under Section 9.1; PROVIDED, HOWEVER, that with respect to Section 9.1(f), the entitlement to indemnification must result from facts or circumstances which constitute a breach of Seller's representation and warranties in Article 3.

The Losses of the Seller Indemnified Parties described in this Section 9.2 as to which the Seller Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Seller Losses."

     Section 9.3 INDEMNIFICATION PROCEDURE.

          (a)  Promptly after receipt by a Purchaser Indemnified Party or a Seller Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for any Purchaser Losses or

     Seller Losses (as the case may be), such Indemnified Party shall notify Purchaser or Seller within 10 days, whoever is the

     appropriate indemnifying party hereunder (the "Indemnifying

     Party"), of such complaint or of the commencement of such action or proceeding; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this

     Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this

     Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim.  The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within 20 days thereafter, to assume the defense of such action or proceeding, including the
     employment of counsel reasonably

     satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel.  In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding within such 20-day period, then such

     Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; PROVIDED, HOWEVER, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding.  In any action or proceeding with respect to which indemnification is being sought hereunder,

     the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense.  The Indemnifying Party or the

     Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the

     Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

          (b)  If the Indemnifying Party assumes the defense of a

     claim pursuant to Section 9.3(a), no Indemnified Party may settle or compromise such claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party,

     unless such settlement, compromise or consent includes an

     unconditional release of the  Indemnifying Party from all

     liability arising out of such claim at no cost to the Indemnifying Party. If the Indemnifying Party does not assume the defense of a claim pursuant to Section 9.3(a), the

     Indemnified Party will not agree to any settlement, compromise or consent with respect to such claim without the prior written consent of the Indemnifying Party, which shall not be

     unreasonably withheld (which reasonableness shall be determined based on the actions that a reasonably prudent person, acting in a commercially reasonable manner and seeking to mitigate or minimize his expenses to the extent reasonably consistent with prudent business practices (assuming such person did not have any right of indemnity under this Agreement), would take in the circumstances).

          An Indemnifying Party may not, without the prior

     written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified

     Party's respective Affiliates.

          (c)  In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate

     Indemnifying Party.  Such notice shall specify in reasonable detail the basis for such claim.  As promptly as possible after the Indemnified Party has given such notice, such Indemnified

     Party and the appropriate Indemnifying Party shall establish the merits and amount of such
     claim (by mutual agreement, litigation,

     arbitration or otherwise) and, within five business days of the agreement or the final judgment (with respect to litigation and arbitration not subject to further appeal) of the merits and amount of such claim, the Indemnifying Party shall pay to the

     Indemnified Party immediately available funds  in an amount equal to such claim as determined hereunder.

     Section 9.4 CLAIMS PERIOD.  For purposes of this Agreement, a

"Claims Period" shall be the period after the earlier of the Closing

Date or the date of any termination of this Agreement pursuant to

Article 8 during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party.  The Claims Periods under this Agreement shall terminate as follows:

          (a)  with respect to Purchaser Losses arising under Section

     9.1(d) with respect to any breach or inaccuracy of any

     representation or warranty in Section 3.2, the fourth sentence of

     Section 3.5(a), the second sentence of Section 3.5(d), Section

     3.12, Section 3.19 and Section 3.20 (collectively, the "Seller

     Surviving Representations") or under Sections 9.1(a), 9.1(e),

     9.1(g) and 9.1(i) (collectively, the "Seller Surviving

     Obligations"), the Claims Period shall continue indefinitely,

     except as limited by law (including by applicable statutes of limitation);

          (b)  with respect to Purchaser Losses arising under Section

     9.1(f), the Claims Period shall terminate on the third

     anniversary of the Closing Date;

          (c)  with respect to Seller Losses arising under Section

     9.2(b) with respect to any breach or inaccuracy of any

     representation or warranty under Section 4.2 or Section 4.5, or under Sections 9.2(a), (c), (d) or (e), the Claims Period shall continue indefinitely, except as limited by law (including any applicable statutes of limitation); and

          (d)  with respect to all other Purchaser Losses or Seller

     Losses arising under this Agreement, the Claims Period shall terminate on the date that is eighteen months after the Closing

     Date.

     Notwithstanding the foregoing, if prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

     Section 9.5  LIABILITY LIMITS.  Notwithstanding anything to the contrary set forth herein:

          (a)  Seller shall only be liable for Purchaser Losses to the extent that any such Purchaser Losses (exclusive of Purchaser

     Losses arising under or pursuant to any Seller Surviving

     Representations or Seller Surviving Obligations or Section

     9.1(h)) exceed, in the aggregate, $5,000,000 (the "Seller Basket

     Amount") and such liability shall be only for amounts in excess of the Seller Basket Amount; PROVIDED, HOWEVER, that Purchaser

     Losses arising under or pursuant to any Selling Surviving

     Representations and/or Seller Surviving Obligations or under

     Section 9.1(h) shall not be subject to the Seller Basket Amount,

     and Seller shall be liable for Purchase Losses arising under or pursuant thereto from the first dollar;

          (b)  the indemnification obligations of Seller hereunder

     shall not exceed in the aggregate $100,000,000 (the "Seller Cap

     Amount"); PROVIDED, HOWEVER, that Purchaser Losses arising under or pursuant to any Selling Surviving

     Representations and/or

     Seller Surviving Obligations or under Section 9.1(h) shall not be subject to the Seller Cap Amount and there shall be no limitation on the indemnification obligations of Seller with respect to

     Purchaser Losses arising under or pursuant to such provisions;

     and

          (c)  the indemnity obligations of the Indemnifying Party

     hereunder with respect to any Seller Losses or Purchaser Losses

     (as applicable) shall not apply to the extent that the

     Indemnified Party is compensated for the same Losses from

     insurance proceeds actually received.

     Section 9.6 COMPLIANCE WITH BULK SALES LAWS.  Purchaser and

Seller hereby waive compliance by the parties hereto with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

     Section 9.7 INVESTIGATIONS.  The respective representations and warranties of Purchaser and Seller contained herein or in any certificate or other document delivered by any party prior to the

Closing and the rights to indemnification set forth in Section 9 shall not be deemed waived or otherwise affected by any investigation made by a party hereto.

                            ARTICLE 10.

                     MISCELLANEOUS PROVISIONS

     Section 10.1 NOTICES.  All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the date after delivery to a reputable overnight courier, fees prepaid, (c) upon transmission by facsimile if receipt is confirmed by telephone or (d) on the fifth (5th)

business day after it is mailed if mailed by registered or certified mail

(return receipt requested) (with postage and other fees prepaid), if addressed or transmitted as follows:

     To Purchaser or Avondale:

          Avondale Incorporated
          506 South Broad Street
          Monroe, Georgia  30655
          Attn: G. Stephen Felker
          Telecopy No.: (770) 267-2543

     with a copy to:

          King & Spalding
          191 Peachtree Street
          Atlanta, Georgia  30303-1763
          Attn:  Michael J. Egan III
          Telecopy No.: (404) 572-5145

     To Seller or Triarc:

          Triarc Companies, Inc.
          900 Third Avenue
          31st Floor
          New York, NY 10022
          Attn:  Brian L. Schorr
          Telecopy No.: (212) 230-3216
     with a copy to:

          Paul, Weiss, Rifkind
            Wharton & Garrison
          1285 Avenue of the Americas
          New York, NY 10019
          Attn:  Neale M. Albert
          Telecopy No.:  (212) 757-3990

     and, if delivered prior to Closing, with a copy to:

          Graniteville Company
          133 Marshall Street
          Graniteville, SC  29829-0128
          Attn: John L. Barnes, Jr.
          Telecopy No.:  (803) 663-5016

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

     Section 10.2 SCHEDULES AND EXHIBITS.  The Schedules and Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

     Section 10.3 ASSIGNMENT; SUCCESSORS IN INTEREST.  No assignment or transfer by Avondale, Purchaser, Triarc or Seller of their respective rights and obligations hereunder shall be made except with the prior written consent of the other parties hereto.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

     Section 10.4 NUMBER; GENDER.  Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

     Section 10.5 CAPTIONS.  The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

Unless otherwise specified to the contrary, all references to Articles and

Sections are references to Articles and Sections of this Agreement and all references to Schedules or Exhibits are references to Schedules and

Exhibits, respectively, to this Agreement.

     Section 10.6 CONTROLLING LAW; INTEGRATION; AMENDMENT.  This Agreement

shall be governed by and construed and enforced in accordance with the internal laws of the State of South Carolina without reference to South

Carolina's choice of law rules.  This Agreement and the documents executed pursuant hereto supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof (including,

without limitation, that certain letter agreement between Triarc and

Purchaser dated January 25, 1996, but excluding that certain

Confidentiality Agreement dated May 8, 1995 among Purchaser, Seller and

Triarc and that certain Confidentiality Agreement among Seller, Purchaser and Triarc dated July 25, 1995 which confidentiality agreements shall survive until the Closing, or if this Agreement is terminated,

indefinitely) and constitutes the entire agreement among the parties hereto.  This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

     Section 10.7 SEVERABILITY.  Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

                             Page


     Section 10.8 COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

     Section 10.9 ENFORCEMENT OF CERTAIN RIGHTS.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto,

and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person,

firm or corporation being deemed a third party beneficiary of this

Agreement.

     Section 10.10 WAIVER.  Any agreement on the part of a party hereto to any extension or waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party.  A waiver by a party of the performance of any covenant, agreement,

obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition,

representation or warranty.  A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

     Section 10.11 VALUATION FOR TAX REPORTING PURPOSES.  Within 90 days after the date on which the final Statement of Net Assets is delivered pursuant to Section 2.3 or 2.4, Purchaser shall provide to Seller, for

Seller's review and comment, a written schedule indicating the respective fair market values of the Assets, Assumed Liabilities and other items acquired hereunder as determined in good faith by Purchaser.  Purchaser and

Seller shall endeavor in good faith to agree on the appropriate fair market values to be used in preparing and filing their respective Forms 8594 with the Internal Revenue Service, as required by Section 1060 of the

Code, determining Purchaser's cost basis and Seller's amount realized, and for all other relevant federal and state tax purposes.

     Section 10.12 FEES AND EXPENSES.  Each of Seller, Triarc and Purchaser

shall pay its own fees, costs and expenses incurred in connection with this

Agreement and the transactions contemplated hereby, including the fees,

costs and expenses of its financial advisors, accountants and counsel.

Notwithstanding the foregoing:

     (a) If Seller and Triarc give notice of the termination of this

Agreement pursuant to Section 8.1(e), Seller shall pay to Purchaser a termination fee of seven million five hundred thousand dollars ($7,500,000)

plus all of Purchaser's reasonable fees, costs and expenses (including, but not limited to, fees, costs and expenses of its counsel, accountants,

financial advisors and lenders and all printer costs and expenses associated with Purchaser's proposed financing), which fees, costs and expenses shall not exceed in the aggregate two million five hundred thousand dollars ($2,500,000).  Such fee shall be paid within two (2)

business days following the giving of such notice by Seller and Triarc by wire transfer of immediately available funds to an account designated by

Purchaser;

     (b) If Purchaser and Avondale give notice of the termination of this

Agreement pursuant to Section 8.1(f), Purchaser shall pay to Seller a termination fee of seven million five hundred thousand dollars ($7,500,000)

plus all of Seller's reasonable fees, costs and expenses (including, but not limited to, fees, costs and expenses of its counsel, accountants and financial advisors), which fees, costs and expenses shall not exceed in the aggregate two million five hundred thousand dollars ($2,500,000).  Such fee shall be paid within two (2) business days following the giving of such notice by Purchaser and Avondale by wire transfer of immediately available funds to an account designated by Seller;

     (c) To the extent Seller elects, in its absolute and sole discretion,

to repay all or any portion of the indebtedness (including principal and accrued interest) outstanding under the  CIT Agreement and/or the Factoring

Agreement at the Closing and Seller incurs any prepayment penalties

(including, without limitation, LIBOR breakage costs) in connection therewith, Seller and Purchaser agree to each pay 50% of any such prepayment penalties; PROVIDED, HOWEVER, that Purchaser shall not in any case pay any amount pursuant to this Section 10.12(c) in excess of

$2,900,000; and

     (d) All fees, costs and expenses of any judicial, arbitrated or other official proceedings (other than those contemplated in Section 2.4) brought relating to any controversy or claim arising out of or relating to this

Agreement and the transactions contemplated hereby shall be paid by the non-prevailing party (as determined by the judge(s), jury, arbitrator(s) or the fact finder which rendered a decision in the proceeding) to such proceeding.  Such fees, costs and expenses shall include court costs and other fees and expenses of the fact finder that heard the proceeding and the reasonable attorneys', accountants', experts and other out-of-pocket fees and expenses of the prevailing party incurred in connection with such proceeding.  The parties shall instruct the fact finder in any such proceeding to make the determination contemplated by this paragraph.  If the fact finder determines that neither party is the prevailing party, each party will bear its own costs of such proceeding.

     Section 10.13 GUARANTEE.  Avondale hereby unconditionally and irrevocably guarantees to Seller the due and punctual payment by Purchaser of (a) any amounts that are due and payable to Seller pursuant to Sections

2.1, 2.2, 2.5 and Section 10.12 and (b) any amounts that are due and payable in respect of Purchaser's indemnification obligations under Article

9.  Triarc hereby unconditionally and irrevocably guarantees to Purchaser the due and punctual payment by Seller of (a) any amounts that are due and payable to Purchaser under Section 2.2,

Section 2.5, Section 2.6 and

Section 10.12 and (b) any amounts that are due and payable in respect of

Seller's indemnification obligations under Section 5.8(a) or Article 9.

Each of Avondale and Triarc agrees that its respective obligations hereunder are absolute and unconditional, irrespective of the validity or enforceability of or any change and/or amendment to this Agreement, the institution or absence of any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge of, or defense to, a guarantor.  Each of Avondale and Triarc hereby unconditionally waives (x) protest, presentment, filing of claims with the court in the event of bankruptcy, liquidation, reorganization or similar case or proceeding of Purchaser or Seller, respectively, (y) any right to require that Seller or Purchaser proceed first against Purchaser or Seller, respectively, or any other person or pursue any other remedy available to Seller or Purchaser, respectively, and (z) the right to consent to any act, omission or delay which might in any manner or to any extent vary the risk, reduce the liability or otherwise operate as a discharge of Avondale or Triarc.  If Seller or Purchaser, respectively,

elects not to pursue Purchaser or Seller, respectively, or any other person or pursue any or all remedies available, then upon receipt of payment from

Avondale or Triarc, Seller or Purchaser, respectively, will, to the extent permitted by applicable law, assign, transfer or otherwise convey all rights and remedies Seller or Purchaser, respectively, may have relating to such circumstance or claim forthwith to Avondale or Triarc, respectively.

     Section 10.14 COOPERATION ON TAXES. Purchaser and Seller will, in good faith, provide each other with such cooperation and information as either of them reasonably may request of the other in filing any tax return,

amended tax return or claim for refund, determining a liability for taxes or a right to a refund of taxes or conducting any audit or any other proceeding in respect of taxes.  Such cooperation and information by

Purchaser shall include any assistance reasonably requested by Seller consistent with past practice to determine (i) the tax basis of

Seller's assets at the time of Closing and (ii) taxable income for any period through the Closing Date in a manner similar to the level of assistance provided by employees of the Business prior to the Closing to the extent such level of assistance is within the reasonable control of Purchaser.

Each party shall use its reasonable efforts to make its employees and agents (including its attorneys, accountants and other professionals)

available to the other on a mutually convenient basis to provide explanations of any documents or information provided hereunder.  Purchaser and Seller will provide such cooperation and assistance at their own expense, provided, however, that all out of pocket fees and expenses,

including fees and expenses of outside accountants and lawyers, shall be paid by the party requesting such cooperation and assistance.

Notwithstanding the preceding sentence, if in connection with an examination by any taxing authority, Purchaser or Seller must expend extraordinary employee time or other resources to provide such assistance,

the reasonable costs of such extraordinary employee time or other resources, including a pro rata portion of salaries and benefits, shall be paid by the party requesting such assistance.  Purchaser will retain all material records or other documents relating to tax matters of Seller for taxable periods through the Closing Date until six months after the expiration of the statute of limitations (including any extensions)

applicable to such returns and other documents.  Any information pertaining to Seller's taxes shall be kept confidential by Purchaser.

     Upon the expiration of any statute of limitations (including any extensions), with respect to a taxable period, Purchaser shall offer to provide to Seller all records with respect to such period before destroying such records.  Purchaser will comply with the terms of the record retention agreement executed between Seller and the Internal Revenue Service attached hereto as EXHIBIT H.

     Section 10.15 KNOWLEDGE.  For purposes of this Agreement, "knowledge"

as of any date that a representation and warranty is given by any party hereto shall mean the "actual
knowledge" (i) with respect to Seller, the

management of Seller at the level of vice president and above and all of the plant managers of Seller as of such date, and (ii) with respect to

Triarc, the management at the level of executive vice president and above as of such date, and "knows" has a correlative meaning.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

                    AVONDALE MILLS, INC.


                    By: /S/ JACK R. ALTHERR, JR.
                        __________________________

                    Title: Vice President and CFO



                    AVONDALE INCORPORATED


                    By: /S/ JACK R. ALTHERR, JR.
                        __________________________

                    Title:  Vice President and CFO



                    GRANITEVILLE COMPANY


                    By: /S/ JOHN BARNES

                    Title:  Executive Vice President and CFO



                    TRIARC COMPANIES, INC.


                    By: /S/ BRIAN L. SCHORR

                    Title:  Executive Vice President and General Counsel

          SUMMARY OF OMITTED SCHEDULES AND EXHIBITS


                         SCHEDULES

Schedule 1.3(b)       - Excluded Real Property
Schedule 1.3(m)       - Other Excluded Assets
Schedule 1.4          - Liabilities assumed by the Buyer
Schedule 3.1          - Jurisdictions in which Seller is qualified to do
                        business
Schedule 3.3          - Governmental and regulatory consents of Seller
Schedule 3.4          - Ownership interests held by Seller in other
                        corporations
Schedule 3.5(a)(i)    - Real Property
Schedule 3.5(a)(ii)   - Liens on Real Property
Schedule 3.5(a)(iii)  - Exceptions to possession of Real Property and improvements
Schedule 3.5(a)(iv)   - Structural defects of buildings on Real Property
Schedule 3.5(a)(v)    - Real property sold, assigned, transferred or
                        otherwise disposed of by Seller after July 30,
                        1995
Schedule 3.5(b)(i)    - Real Property Leases
Schedule 3.5(b)(ii)   - Leased Property held by employees
Schedule 3.5(c)(i)    - Detailed Fixed Asset Ledger of the Business
Schedule 3.5(c)(ii)   - Personal Property held by employees
Schedule 3.5(d)(i)    - Title exceptions to the Assets
Schedule 3.5(d)(ii)   - Defects in production equipment
Schedule 3.5(d)(iii)  - Assets owned by third parties which are located on premises of Seller
Schedule 3.5(g)       - Third party options to acquire any of Seller's
                        property
Schedule 3.6          - Assets excluded from the sale of assets reflected
                        on financial statements
Schedule 3.7          - Certain liabilities and obligations of Seller
                        involving affecting Seller's business
Schedule 3.8(b)       - Certain changes since December 31, 1995
Schedule 3.9          - Legal proceedings
Schedule 3.10(i)      - Licenses
Schedule 3.10(ii)     - OSHA
Schedule 3.11(i)      - Seller Contracts
Schedule 3.11(ii)     - Defaults
Schedule 3.12         - Taxes
Schedule 3.13         - Officers and employees
Schedule 3.14         - Seller Employee Benefit Plans
Schedule 3.15         - Labor Relations
Schedule 3.16         - Insurance
Schedule 3.17         - Environmental matters
Schedule 3.17(f)      - Additional environmental matters
Schedule 3.18         - Intellectual Property
Schedule 3.19         - Transactions with Affiliates
Schedule 3.21         - Bank Accounts
Schedule 4.3          - Governmental and regulatory consents of Purchaser
Schedule 6.2(e)       - Purchaser's debt and equity investors
Schedule 6.2(f)       - Required Consents
Schedule 9.1(i)       - Indemnification


                                 EXHIBITS
Exhibit AA   July 30 Balance Sheet of Seller
Exhibit A    Form of Statement of Net Assets
Exhibit B    Form of Legal Opinion of The McNair Law Firm, P.A.
Exhibit C    Form of Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
Exhibit D    Supply Agreement - This exhibit is not being omitted and follows this summary list
Exhibit E    Form of Legal Opinion of King & Spalding
Exhibit F    Form of Legal Opinion of Wyche, Burgess, Freeman & Parham
Exhibit G    Form of Assumption Agreement
Exhibit H    Records Retention Agreement



The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

                                                       EXHIBIT D


EXCEPT TO THE EXTENT THAT THE UNITED STATES ARBITRATION ACT APPLIES, THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO CHAPTER 48 OF TITLE 15 OF THE CODE OF THE LAWS OF SOUTH CAROLINA.


                      SUPPLY AGREEMENT


          THIS SUPPLY AGREEMENT ("Agreement") is made and entered into this 31st day of March, 1996, by and between AVONDALE MILLS, INC., an Alabama corporation ("Mills"), and C.H. PATRICK & CO., INC., a South Carolina corporation ("Seller").

                    W I T N E S S E T H:

          WHEREAS, Mills, Avondale Incorporated, of which Mills is a wholly owned subsidiary ("Avondale"), Triarc Companies, Inc. and Graniteville Company ("Graniteville") intend to enter into an Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which Graniteville will agree to sell to Mills substantially all of Graniteville's textile assets and business;

          WHEREAS, the execution of this Agreement is a condition to the consummation of the transactions contemplated by the Purchase Agreement (the "Closing"); and

          WHEREAS, the parties have executed this Agreement as of the date hereof, but recognize that this Agreement shall not be effective until the Closing;

          WHEREAS, Mills wishes to grant to Seller the opportunity to sell to Mills and its Affiliates (as defined below) (collectively, "Buyer") the textile dyes and chemicals purchased by Buyer during the term of this Agreement, all in accordance with the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                         ARTICLE 1

                         DEFINITIONS

          "Affiliate(s)"  shall  mean  with  respect  to any entity,  any
corporations,   partnerships   or   other  entities  that,  directly   or
indirectly, are controlled by, control or are under common control with such entity; provided that with respect to Mills, the term "Affiliate" shall not include any corporation, partnership or other entity other than Avondale that (i) directly or indirectly controls Mills and (ii) is not directly or indirectly controlled by Avondale or G. Stephen Felker, members of his immediate family, his or their heirs or representatives or any trusts established for their benefit (collectively, "Felker"). The word "control", with respect to a person, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the owning of voting securities, contract or otherwise.

          "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are authorized to be closed under the laws of the State of South Carolina.





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          "Prime Rate", as of the date of determination, shall  mean  the
"Prime Rate" as published in the "Money Rates" table of The Wall Street Journal on the Business Day immediately preceding such date.





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


          "Purchase Order" shall mean, at any time, the form of purchase order then generally utilized by Buyer for purchases of Products, as such form is provided to Seller from time to time. The initial form of Purchase Order is attached hereto as Exhibit B.

          "Qualified Supplier" shall mean, with respect to any particular Product that is included in a Bid Package, any company or other entity other than Buyer that (i) provides, or is able to provide, such Product in accordance with the Specifications therefor, (ii) has appropriate production and/or delivery capacity (as applicable) and resources to provide the amount of such Product to Buyer in accordance with the requirements of the Bid Package and (iii) has previously supplied such Product to Buyer or Graniteville or has provided a sample of such Product to Buyer that has completed all plant trials to Buyer's reasonable satisfaction prior to the Deadline Date (as defined below) set forth in the Bid Package.


          "Specifications" shall mean the written specifications and standards for Products as established from time to time by Buyer and made available to its potential suppliers.


                          ARTICLE 2

                PURCHASE AND SALE OF PRODUCTS





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





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


          2.2 Purchase Order. Not later than five (5) Business Days after Seller makes a Low Bid or a Last Bid. Buyer shall submit a Purchase Order to Seller for the required portion of the Product(s) that were the subject of such Low Bid or Last Bid. The Purchase Order shall be subject to any modifications set forth in the Bid Package, the Low Bid and/or the Lowest Price Notice. All purchases and sales of Products between Buyer and Seller shall be subject to the terms and conditions of this Agreement, such Purchase Orders and applicable law.





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          2.5  Current Purchases.  Effective  upon the Closing, all then-
existing purchase orders and other agreements (if any) between Seller and Graniteville that are assumed by Mills pursuant to the Purchase Agreement
will   be  terminated  without  any  further  action  by   the   parties.
Notwithstanding the foregoing, until such time as Buyer has completed the initial bid process set forth in Section 2.1 with respect to a Product that has been supplied by Seller to Graniteville during the past six months, Buyer will continue to purchase the requirements of the former Graniteville operations for such Product from Seller on the same terms and conditions on which such Product was most recently supplied to Graniteville by Seller.




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


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          2.7  Periodic Reporting.  On or prior to January 31 and July 31 of each year during the term of this Agreement, Mills shall prepare and submit to Seller a statement setting forth (i) the quantity of each Product delivered to Buyer by Seller during the approximately six-month period ending on the last day of Buyer's fiscal accounting period ending closest to the immediately preceding December 31 or June 30 (as the case may be) and (ii) the quantity of each Product delivered to Buyer by all suppliers (including Seller) during such approximately six-month period; provided that the first such report shall be delivered to Seller on or prior to January 31, 1997, with respect to the fiscal accounting period ending closest to December 31, 1996. The quantities on such statement shall be expressed in dollars and pounds/gallons with respect to those Products which Seller has supplied to Buyer during the applicable period and in pounds/gallons only for all other Products delivered to Buyer during such period. Such statement shall be certified as accurate and correct by the chief financial officer of Mills and shall be accompanied by a certificate signed by the chief financial officer of Mills that to this knowledge and belief (except as expressly described in such certificate) all purchases of Products during such six-month period from Seller and any other supplier have complied in all material respects with
Section 2.3 hereof. The exceptions identified on such statement will not operate as a waiver by Seller of any of its rights under this Agreement.

          2.8 Qualified Supplier. Buyer agrees that, as of the date hereof, Seller is a Qualified Supplier of each of the Products listed on Exhibit C.




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          2.10 Existing  Commitments.   Buyer  represents to Seller  that
Exhibit D sets forth a complete and correct list of all existing commitments by Buyer of longer than one month's duration for the purchase of Products, and, at the Closing, Buyer shall deliver a revision of Exhibit D to Seller that is true and correct as of the date of Closing and not in violation of Section 5.15 of the Purchase Agreement.

          2.11 Change in Specifications. If Buyer intends to change the Specifications of any Product as to which Seller is a Qualified Supplier, Buyer will use its good faith reasonable efforts to give Seller notice of such change sufficiently in advance of Buyer's next purchase of such Product so as to permit Seller a reasonable opportunity to complete any sampling and plant trial procedures prior to the commencement of the bid process for such purchase, provided that Buyer will not be required to delay any bid process if such delay would have more than an insignificant adverse effect on Buyer's business.

                          ARTICLE 3
               TERM AND TERMINATION; REMEDIES

          3.1  Term.   The  term  of this Agreement shall commence on the
date of the Closing and continue until the tenth anniversary of the Closing, unless earlier terminated pursuant to Section 3.2 below.

          3.2  Termination.

          (a) This Agreement shall terminate on June 1, 1996, if the Closing has not occurred prior to such date, or, if earlier, upon the termination of the Purchase Agreement.

          (b) Mills shall have the right to terminate this Agreement in the event of a pattern (a "Pattern") of repeated, material failures by Seller to satisfy its obligations with respect to delivery schedules, Product Specifications or any other material terms of any of the material terms of the agreements between Buyer and Seller with respect to the supply of Products (each such material failure being referred to herein as a "Material Breach"). Any termination of this Agreement by Mills
pursuant  to  this  Section   3.2(a)   must  comply with  the  following
procedures:

               (i) Buyer must have given written notice (the "Initial Notice") to Seller specifying in reasonable detail one or more Material Breaches.

               (ii) Within one year following the giving of the Initial Notice, another Material Breach must have occurred and, promptly thereafter, Buyer must have provide Seller with notice (the "Second Notice") specifying in reasonable detail such Material Breach and stating Buyer's determination that a Pattern has occurred.

               (iii)If Seller does not give Buyer notice of its objection to such determination within fifteen (15) days following the Second Notice and another

          Material Breach occurs within two (2)
          years following the Second Notice, Buyer will have the right to terminate this Agreement and all then-existing purchase orders and other agreements between Buyer and Seller relating to the Products without any further liability (other than for payment of outstanding invoices).

               (iv) If Seller gives such notice of its objection within such 15-day period, the issue as to whether a Pattern has occurred will be submitted to arbitration pursuant to Section
          5.12. If the arbitrators determine that a Pattern has occurred, Buyer will have the right to terminate this Agreement and all then-existing purchase orders and other agreements between Buyer and Seller relating to the Products without any further liability (other than for payment of outstanding invoices) if another Material Breach occurs at any time during the two-year period following the Second Notice.

          (c) Termination under this Section 3.2 will not be deemed a waiver of any right or remedy either party may have for breach hereunder.

          3.3 Specific Performance. In the event of a breach of this Agreement, the aggrieved party shall be entitled to seek specific performance or other equitable relief in addition to any other remedies that may be available to such party.

          3.4 Damages. Notwithstanding any remedy otherwise available to Seller, if Mills willfully and in bad faith materially breaches its obligations under or willfully and in bad faith terminates this Agreement at a time when Mills is not controlled, directly or indirectly, by Felker, Mills shall pay to Seller an amount equal to treble damages with respect to any damages suffered or incurred by Seller as a result of any such breach.


                          ARTICLE 4
                       CONFIDENTIALITY

          4.1 Confidential Information. In the performance of their respective obligations under this Agreement, Buyer and Seller may disclose to each other certain confidential and proprietary information relating to their respective businesses ("Confidential Information"). All information exchanged by the parties under this Agreement shall be considered Confidential Information unless it is subject to any of the exceptions in Section 4.3.

          4.2. Non-Disclosure.     Each    recipient    of   Confidential
Information agrees that it shall:

          (a) make no use of any Confidential Information belonging to the other except as necessary for the performance of its obligations under this Agreement;

          (b) not disclose to third parties any of the Confidential Information belonging to the other without the prior written consent of the other party; and

          (c)  take such precautions as it normally  takes  with  its own
               confidential   and   proprietary  information  to  prevent
               disclosure of Confidential Information to third parties.

          4.3 Exceptions. Notwithstanding any of the foregoing, the obligations under Section 4.2 shall not apply to:

          (a) any information which at the time of disclosure is publicly available or public knowledge;

          (b) any information which, after disclosure, lawfully becomes public knowledge through publication or otherwise, but through no fault of the party hereto who received such information;

          (c) any information which the receiving party possess at the time of disclosure of the Confidential Information and which was not acquired, directly or indirectly, from the other party; and

          (d) any information acquired from a third party who has a right to disclose such information.


                          ARTICLE 5
                        MISCELLANEOUS

          5.1 Force Majeure. Neither Buyer nor Seller shall be responsible or liable to the other for failure or delay in performance of this Agreement due to war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond such party's reasonable control ("Force Majeure Event"). In addition, in the event of the applicability of this Section 5.1, the party affected by such Force Majeure Event shall use all commercially reasonable efforts to eliminate, cure and overcome any of such causes and resume performance of its obligations.

          5.2  Governing Law.   This  Agreement  shall  be  construed  in
accordance  with,  and  governed  by,  the  laws  of  the  State of South
Carolina.

          5.3 Severability. Should any part of this Agreement or any of the provisions hereof for any reason be declared to be invalid, such decision or determination shall not in any way affect the validity of the remaining portions of this Agreement, all of which shall remain in full force and effect as if the portion declared to be invalid had not been contained herein at the time of the execution of this Agreement.

          5.4 Headings; Number. The subject headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. Whenever the context so requires, the singular shall include the plural and the plural shall include the singular.

          5.5 Survival of Terms. Article 4 shall survive the expiration or termination of this Agreement.

          5.6 No Rights of Offset. Neither Buyer nor Seller nor any of Seller's respective Affiliates shall be entitled to offset any rights under the Purchase Agreement against any obligations under this Agreement.

          5.7 Assignment. This Agreement shall be binding on, and shall inure to the benefit of, Mills and Seller and their respective successors and permitted assigns. Except as provided in this Section 5.7 or by operation of law, neither Mills nor Seller shall be permitted to assign their respective rights or obligations under this Agreement without the express written consent of the other party. A change in control of a party hereto shall not be deemed an assignment and shall not in any way affect the parties' obligations hereunder. Notwithstanding the foregoing, Seller shall be permitted (i) to assign all of its rights and obligations under this Agreement to any acquiror (by purchase, merger or otherwise) of all or substantially all of Seller's assets so long as such entity delivers to Mills a written assumption agreement signed by such entity in form reasonably satisfactory to Mills (provided that any such assignment shall not relieve Seller of its obligations under Section 4) and (ii) to pledge its rights (but not its obligations) to a bank, bank holding company or financial institution in connection with any financing obtained by Seller. In the case of a sale by Mills of all or substantially all of its assets, Mills will be (i) permitted and required to assign its rights and obligations hereunder to the purchaser of such assets and (ii) required to cause such purchaser to execute and deliver to Seller a written assumption agreement in form reasonably satisfactory to Seller.

          5.8 Entire Agreement. This Agreement constitutes the entire agreement between Mills and Seller regarding the subject matter hereof, and supersedes all prior agreements, negotiations or understandings between them concerning the subject matter thereof.

          5.9  Amendments.    This  Agreement   may   not   be   amended,
supplemented or modified except in a writing signed by the parties hereto.

          5.10 Waiver. No waiver of any default hereunder by either party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.

          5.11 Notices. Any notice required or permitted to be given hereunder shall be made in writing and shall be given to the party to receive such notice by (i) hand delivery, (ii) first-class registered or certified mail, postage prepaid, return receipt requested, (iii) overnight courier service, postage prepaid (iv) telecopy with evidence of confirmation of transmission in each case at the address or telecopy number set forth below:



To Seller:                                   C. H. Patrick & Co., Inc.
                                             200 Tanner Drive
                                             Greenville, South Carolina  29687
                                             Attention:  Thomas J. Reardon
                                             Telefax No. (864) 244-3090

If provided other than under                 Triarc Companies, Inc.
Section 2.1, with a copy to:                 900 Third Avenue
                                             31st Floor
                                             New York, New York  10022
                                             Attention: Brian L. Schorr
                                             Telefax No. (212) 230-3216

To Buyer under Section 2.1:                  Avondale Mills, Inc.
                                             900 Avondale Avenue
                                             Sylacauga, Alabama  35150
                                             Attention:  Director of Purchasing
                                             Telefax No. (205) 249-1317

To Mills or Buyer under all other Sections:  Avondale Incorporated
                                             506 South Broad Street
                                             Monroe, Georgia  35150
                                             Attention:  G. Stephen Felker
                                             Telefax No. (770) 267-2543

If provided other than under                 King & Spalding
Section 2.1, with a copy to:                 191 Peachtree Street
                                             Atlanta, Georgia  30303-1763
                                             Attention:  Michael J. Egan III
                                             Telefax No. (404) 572-5145



All notices shall be deemed to have been given five (5) days after the date of mailing thereof or on receipt, which is earlier. Either party may change the information specified herein for the receipt of notices by giving written notice to other party.

          5.12 Arbitration.

          (a) Any controversy, claim or question of interpretation arising out of or relating to this Agreement or the breach thereof shall be finally settled by arbitration in the City of Charlotte, North Carolina under the then-effective Commercial Arbitration Rules of the American Arbitration Association as modified by this Agreement, and judgment on the award rendered by the arbitrators may be final and binding on the parties and not subject to further appeal. Such arbitration can be initiated by written notice by either party to the other party, which notice shall identify the claimant's selected arbitrator. The party receiving such notice shall identify its arbitrator within five (5) Business Days following its receipt of such notice. The arbitrator selected by the claimant and the arbitrator selected by the respondent shall, within five (5) Business Days of their appointment, select a third neutral arbitrator. In the event that they are unable to do so, either party may request the American Arbitration Association to appoint the third neutral arbitrator. The arbitrators shall have the authority to award any remedy or relief that a court in South Carolina could order or grant, including, without limitation, specific performance of any obligation created under this agreement, the awarding of punitive damages, the issuance of injunctive or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration awards will be in writing and specify the factual and legal basis for the award.

          (b) It is the intent of the parties that any arbitration shall be concluded as quickly as practicable (but, barring extraordinary circumstances in any event not more than twenty (20) days after the date the third arbitrator is selected). Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four days a week until concluded with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrators shall use their best efforts to issue the final award or awards within a period of five (5) Business Days after closure of the proceedings. Failure of the arbitrators to meet the time limits of this Section 5.12(b) shall not be a basis for challenging the award.

          (c) The arbitrators shall instruct the non-prevailing party to pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys' fees and expenses of the prevailing party. If the arbitrators determine that there is not a prevailing party, each party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

                                   AVONDALE MILLS, INC.



                                   By: /S/ JACK R. ALTHERR, JR.
                                       -------------------------------
                                       Name: Jack R. Altherr, Jr.
                                       Title:  Vice President & CFO



                                   C.H. PATRICK & CO., INC.



                                   By: /S/ JOHN L. BARNES, JR.
                                       --------------------------------
                                       Name:  John L. Barnes, Jr.
                                       Title:   Vice President

                          EXHIBIT A

                 Products Utilized by Buyer




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****Confidential treatment is being requested for the blocked portions.****




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****Confidential treatment is being requested for the blocked portions.****




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****Confidential treatment is being requested for the blocked portions.****




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****Confidential treatment is being requested for the blocked portions.****




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****Confidential treatment is being requested for the blocked portions.****




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                          EXHIBIT B

                   Form of Purchase Order




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                          EXHIBIT C

                 Current Products of Seller




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****Confidential treatment is being requested for the blocked portions.****




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                          EXHIBIT D

                Existing Commitments of Buyer




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****Confidential treatment is being requested for the blocked portions.****